                                                           EXECUTION COUNTERPART

--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

                                   dated as of

                                 April 12, 1999

                                     between

                             CHART INDUSTRIES, INC.

                      The SUBSIDIARY BORROWERS Party Hereto

                     The SUBSIDIARY GUARANTORS Party Hereto

                            The LENDERS Party Hereto

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                                       and

                               NATIONAL CITY BANK,
                             as Documentation Agent

                                   ----------

                                  $300,000,000

                                   ----------

                             CHASE SECURITIES INC.,
                        as Lead Arranger and Book Manager
--------------------------------------------------------------------------------

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

DEFINITIONS....................................................................1

     SECTION 1.01.  Defined Terms..............................................1
     SECTION 1.02.  Classification of Loans and Borrowings....................26
     SECTION 1.03.  Terms Generally...........................................26
     SECTION 1.04.  Accounting Terms; GAAP....................................27

                                   ARTICLE II

THE CREDITS...................................................................27

     SECTION 2.01.  The Commitments...........................................27
     SECTION 2.02.  Loans and Borrowings......................................28
     SECTION 2.03.  Requests for Syndicated Borrowings........................28
     SECTION 2.04.  Swingline Loans; Foreign Currency Credits.................29
     SECTION 2.05.  Letters of Credit.........................................34
     SECTION 2.06.  Funding of Borrowings.....................................39
     SECTION 2.07.  Interest Elections........................................40
     SECTION 2.08.  Termination and Reduction of the Commitments..............42
     SECTION 2.09.  Repayment of Loans; Evidence of Debt......................43
     SECTION 2.10.  Prepayment of Loans.......................................46
     SECTION 2.11.  Fees......................................................51
     SECTION 2.12.  Interest..................................................52
     SECTION 2.13.  Alternate Rate of Interest................................53
     SECTION 2.14.  Increased Costs...........................................54
     SECTION 2.15.  Break Funding Payments....................................55
     SECTION 2.16.  Taxes.....................................................56
     SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of
                    Set-offs..................................................57
     SECTION 2.18.  Mitigation Obligations; Replacement of Lenders............60

                                   ARTICLE III

GUARANTEE.....................................................................61

     SECTION 3.01.  The Guarantee.............................................61
     SECTION 3.02.  Obligations Unconditional.................................62
     SECTION 3.03.  Reinstatement.............................................63
     SECTION 3.04.  Subrogation...............................................63
     SECTION 3.05.  Remedies..................................................63
     SECTION 3.06.  Instrument for the Payment of Money.......................63

     SECTION 3.07.  Continuing Guarantee......................................64
     SECTION 3.08.  Rights of Contribution....................................64
     SECTION 3.09.  General Limitation on Guarantee Obligations...............65

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES................................................65

     SECTION 4.01.  Organization; Powers......................................65
     SECTION 4.02.  Authorization; Enforceability.............................65
     SECTION 4.03.  Governmental Approvals; No Conflicts......................66
     SECTION 4.04.  Financial Condition; No Material Adverse Change; Year
                    2000 Issues...............................................66
     SECTION 4.05.  Properties................................................67
     SECTION 4.06.  Litigation................................................68
     SECTION 4.07.  Environmental Matters.....................................68
     SECTION 4.08.  Compliance with Laws and Agreements.......................70
     SECTION 4.09.  Investment and Holding Company Status.....................70
     SECTION 4.10.  Taxes.....................................................70
     SECTION 4.11.  ERISA.....................................................71
     SECTION 4.12.  Disclosure................................................71
     SECTION 4.13.  Use of Credit.............................................71
     SECTION 4.14.  Debt Agreements and Liens.................................72
     SECTION 4.15.  Capitalization............................................72
     SECTION 4.16.  Subsidiaries and Investments..............................72
     SECTION 4.17.  Real Property.............................................73
     SECTION 4.18.  Solvency..................................................73
     SECTION 4.19.  Labor Matters.............................................74
     SECTION 4.20.  No Burdensome Restrictions................................74
     SECTION 4.21.  Acquisition...............................................74

                                    ARTICLE V

CONDITIONS....................................................................75

     SECTION 5.01.  Effective Date............................................75
     SECTION 5.02.  Each Credit Event.........................................80
     SECTION 5.03.  Conditions to Application of Term Loan Proceeds...........81

                                   ARTICLE VI

AFFIRMATIVE COVENANTS.........................................................82

     SECTION 6.01.  Financial Statements and Other Information................82
     SECTION 6.02.  Notices of Material Events................................84
     SECTION 6.03.  Existence; Conduct of Business............................85
     SECTION 6.04.  Payment of Obligations....................................85

     SECTION 6.05.  Maintenance of Properties; Insurance......................85
     SECTION 6.06.  Books and Records; Inspection.............................85
     SECTION 6.07.  Compliance with Laws......................................86
     SECTION 6.08.  Use of Proceeds and Letters of Credit.....................86
     SECTION 6.09.  Hedging Agreements........................................86
     SECTION 6.10.  Certain Obligations Respecting Subsidiaries and
                    Collateral................................................86
     SECTION 6.11.  Senior Secured Notes......................................88

                                   ARTICLE VII

NEGATIVE COVENANTS............................................................88

     SECTION 7.01.  Indebtedness..............................................88
     SECTION 7.02.  Liens.....................................................89
     SECTION 7.03.  Fundamental Changes.......................................90
     SECTION 7.04.  Investments...............................................92
     SECTION 7.05.  Restricted Payments.......................................93
     SECTION 7.06.  Transactions with Affiliates..............................94
     SECTION 7.07.  Restrictive Agreements....................................94
     SECTION 7.08.  Operating Leases..........................................95
     SECTION 7.09.  Certain Financial Covenants...............................95
     SECTION 7.10.  Modifications of Certain Documents; Payment of Senior
                    Secured Notes.............................................96
     SECTION 7.11.  Sale and Leaseback........................................97
     SECTION 7.12.  Fiscal Year...............................................97

                                  ARTICLE VIII

EVENTS OF DEFAULT.............................................................97

                                   ARTICLE IX

THE ADMINISTRATIVE AGENT.....................................................101

                                    ARTICLE X

MISCELLANEOUS................................................................104

     SECTION 10.01.  Notices.................................................104
     SECTION 10.02.  Waivers; Amendments.....................................105
     SECTION 10.03.  Expenses; Indemnity; Damage Waiver......................107
     SECTION 10.04.  Successors and Assigns..................................109
     SECTION 10.05.  Survival................................................111
     SECTION 10.06.  Counterparts; Integration; Effectiveness................112
     SECTION 10.07.  Severability............................................112
     SECTION 10.08.  Right of Setoff.........................................112

     SECTION 10.09.  Governing Law; Jurisdiction; Etc........................113
     SECTION 10.10.  WAIVER OF JURY TRIAL....................................113
     SECTION 10.11.  Headings................................................114
     SECTION 10.12.  Treatment of Certain Information; Confidentiality.......114
     SECTION 10.13.  European Monetary Union.................................115

SCHEDULE I     -   Commitments
SCHEDULE II    -   Indebtedness and Liens
SCHEDULE III   -   Restrictive Agreements
SCHEDULE IV    -   Litigation
SCHEDULE V     -   Environmental Matters
SCHEDULE VI    -   Subsidiaries and Investments
SCHEDULE VII   -   Real Property
SCHEDULE VIII  -   Labor Matters
SCHEDULE IX    -   Existing Letters of Credit

EXHIBIT A      -   Form of Assignment and Acceptance
EXHIBIT B      -   Form of Security Agreement
EXHIBIT C      -   Form of Mortgage
EXHIBIT D      -   Form of Guarantee Assumption Agreement

            CREDIT AGREEMENT dated as of April 12, 1999, between CHART INDUSTRIES, INC., the SUBSIDIARY BORROWERS party hereto, the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto, THE CHASE MANHATTAN BANK, as Administrative Agent, and NATIONAL CITY BANK, as Documentation Agent.

            The Borrower (as hereinafter defined) has requested that the Lenders (as so defined) extend credit to the Borrower and/or the Subsidiary Borrowers (as so defined), under the guarantee of the Subsidiary Guarantors (as so defined) and/or the Borrower, in an aggregate principal or face amount not exceeding $300,000,000, to refinance certain existing indebtedness of the Borrower and its Subsidiaries (as so defined), to enable the Borrower to consummate the Acquisition (as so defined) and for working capital and other general corporate purposes of the Borrower and its Subsidiaries. The Lenders are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "A Term Loan" means a Term Loan made pursuant to Section 2.01(b).

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Acquisition" means the acquisition by the Borrower of MVE Holdings and its Subsidiaries, effected through the merger of MVE Investors with and into Chart Acquisition (with Chart Acquisition as the surviving corporation) followed by the merger of Chart Acquisition with and into MVE Holdings (with MVE Holdings as the surviving corporation), and the other transactions contemplated by the Acquisition Documents that are to take place substantially simultaneously with the Effective Date.

            "Acquisition Documents" means, collectively, the Merger Agreements, the Indemnification Agreement (as defined in the MVE Holdings Merger Agreement) and the Escrow Agreement (as defined in the MVE Holdings Merger Agreement).


                                Credit Agreement

            "Adjusted LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

            "Administrative Agent" means Chase, in its capacity as administrative agent for the Lenders hereunder.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

            "Applicable Margin" means, for any day, with respect to any ABR Loan (including any Swingline Loan) or Eurodollar Loan, as the case may be, of any Class the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread" with respect to such Class, respectively, based upon the Leverage Ratio as of the most recent determination date; provided that until the third Business Day after delivery of the Borrower's unaudited consolidated financial statements for the fiscal quarter ending June 30, 1999, the "Applicable Margin" shall be the applicable rate per annum set forth below in Category 3:


                                Credit Agreement

--------------------------------------------------------------------------------------------
                                                Eurodollar
                            ABR Spread for      Spread for
                              Revolving      Revolving Credit    ABR Spread      Eurodollar
                             Credit Loans     Loans and Term      for Term       Spread for
     Leverage Ratio:       and Term Loan A        Loan A           Loan B        Term Loan B
--------------------------------------------------------------------------------------------
       Category 1
                                 1.0%               2.0%            1.50%           2.50%
 Greater than 4.00 to 1
--------------------------------------------------------------------------------------------
       Category 2
                                0.75%              1.75%            1.25%           2.25%
  Less than or equal to
  4.00 to 1 and greater
     than 3.50 to 1
--------------------------------------------------------------------------------------------
       Category 3
                                0.50%              1.50%            1.00%           2.00%
  Less than or equal to
  3.50 to 1 and greater
     than 3.00 to 1
--------------------------------------------------------------------------------------------
       Category 4
                                0.25%              1.25%            1.00%           2.00%
  Less than or equal to
        3.00 to 1
--------------------------------------------------------------------------------------------

For purposes of the foregoing (but subject to the proviso above), (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 6.01(a) or (b) and (b) each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date three Business Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 above (i) at any time that an Event of Default has occurred and is continuing and (ii) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to
Section 6.01(a) or (b) and/or the related compliance certificate, during the period from the expiration of the time for delivery thereof until such consolidated financial statements and compliance certificate are so delivered.


                                Credit Agreement

            "Applicable Percentage" means (a) with respect to any Revolving Credit Lender for purposes of Section 2.04 or 2.05 or in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Swingline Lender, the Foreign Currency Lender or the Issuing Lenders under this Agreement, the percentage of the total Revolving Credit Commitments represented by such Revolving Credit Lender's Revolving Credit Commitment, and
(b) with respect to any Lender in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans of all Classes hereunder represented by the aggregate amount of such Lender's Commitments or Loans of all Classes hereunder. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

            "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Assignment and Acceptance" means an Assignment and Acceptance entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

            "B Term Loan" means a Term Loan made pursuant to Section 2.01(c).

            "Basic Documents" means, collectively, the Credit Documents and the Acquisition Documents.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Bond Tender Offer" means the offer by Chart Acquisition to purchase for cash any and all of the Senior Secured Notes pursuant to the Offer to Purchase, which was commenced on February 17, 1999.

            "Bond Tender Offer Closing Date" means the date on which the Bond Tender Offer is consummated and the conditions specified in Section 5.03 are satisfied (or waived in accordance with Section 10.02).

            "Bond Tender Offer Collateral Account" has the meaning assigned to such term in Section 2.06(c).


                                Credit Agreement

            "Borrower" means Chart Industries, Inc., a Delaware corporation.

            "Borrowing" means (a) all Syndicated ABR Loans of the same Class made, converted or continued on the same date, (b) all Eurodollar Loans of the same Class that have the same Interest Period, (c) a Swingline Loan or (d) a Foreign Currency Credit. For purposes hereof, the date of a Syndicated Borrowing comprising one or more Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loan or Loans.

            "Borrowing Request" means a request by the Borrower for a Syndicated Borrowing in accordance with Section 2.03.

            "Business Day" means (i) any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market and (ii) when used in connection with a Foreign Currency Credit, the term "Business Day" shall exclude any day on which commercial banks and foreign exchange markets do not settle payments in the principal financial center (as determined by the Administrative Agent) of the country that issues the Foreign Currency in which such Foreign Currency Credit is denominated and shall be subject to Section 10.13.

            "Capital Expenditures" means, for any period, expenditures made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Casualty Event" means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.


                                Credit Agreement

            "Change in Control" means any of the following: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) (other than by Arthur Holmes and/or any related trust of which he or any immediate member of his family is the beneficiary), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower ("Voting Stock"); (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or
(c) failure of Arthur Holmes and/or any related trust of which he or any immediate member of his family is the beneficiary to own at least 3,000,000 shares of the Voting Stock (as such number of shares shall be adjusted for stock splits and combinations, stock dividends, recapitalizations or other similar transactions after the date hereof).

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or such Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Chart Acquisition" means Chart Acquisition Company, a Delaware corporation and, as of the date hereof, a direct Wholly Owned Subsidiary of the Borrower.

            "Chase" means The Chase Manhattan Bank.

            "CHD" means CHD, Inc., a Delaware corporation.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Revolving Credit Loans, A Term Loans, B Term Loans, Swingline Loans or Foreign Currency Credits and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Term Loan A Commitment or Term Loan B Commitment.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral Account" has the meaning assigned to such term in the Security Agreement.


                                Credit Agreement

            "Commitment" means a Revolving Credit Commitment, Term Loan A Commitment or Term Loan B Commitment, or any combination thereof (as the context requires).

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Credit Documents" means, collectively, this Agreement, the Letter of Credit Documents and the Security Documents.

            "Current Assets" means, as at any date, the total assets that would properly be classified as consolidated current assets (excluding cash and Permitted Investments) of the Borrower and its Subsidiaries as of such date in accordance with GAAP.

            "Current Liabilities" means, as at any date, the total liabilities that would properly be classified as consolidated current liabilities (excluding the current portion of long-term Indebtedness) of the Borrower and its Subsidiaries as of such date in accordance with GAAP.

            "Debt Incurrence" means the incurrence of any Indebtedness by the Borrower or any Subsidiary Guarantor after the Effective Date, provided that Debt Incurrence shall not include Indebtedness permitted under Section 7.01.

            "Debt Service" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments or prepayments of principal of Indebtedness (including the principal component of any payments in respect of Capital Lease Obligations) made during such period plus (b) all Interest Expense for such period.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms.


                                Credit Agreement

            "Documentation Agent" means National City Bank, in its capacity as documentation agent hereunder.

            "Dollars" or "$" refers to lawful money of the United States of America.

            "Dollar Equivalent" means, with respect to any Foreign Currency Credit, the equivalent amount in Dollars determined on the basis of the applicable spot selling rate in the relevant foreign exchange market, as determined by the Foreign Currency Lender (which determination shall be conclusive absent manifest error).

            "EBIT" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following for such period: (a) net income for such period plus (b) to the extent deducted in computing such net income, the sum of
(i) income tax expense, plus (ii) Interest Expense for such period.

            "EBITDA" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following for such period: (a) net income for such period plus (b) to the extent deducted in computing such net income, the sum of
(i) income tax expense, plus (ii) depreciation, amortization for such period (including amortization of any goodwill or other intangibles), plus (iii) Interest Expense for such period plus (iv) all other non-cash, extraordinary charges plus (v) for any period ending on or prior to December 31, 1999, non-recurring, cash charges of $5,000,000 in the aggregate minus (c) to the extent added in computing such net income, the sum of (i) any gains and losses attributable to any fixed asset sales and (ii) any non-cash, extraordinary gains; provided that in calculating EBITDA for the purpose of the Leverage Ratio only, for any period prior to four full fiscal quarters after the Effective Date, EBITDA of the Borrower and its Subsidiaries shall include on a pro forma basis EBITDA of MVE Holdings and its Subsidiaries as if the Acquisition had occurred on the first day of the relevant calculation period.

            "Effective Date" means the date on which the conditions specified in
Section 5.01 are satisfied (or waived in accordance with Section 10.02).

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management or Release of any Hazardous Material or to health or safety matters.


                                Credit Agreement

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities, and including any Lien filed against all or any part of any property covered by the Security Documents in favor of any governmental entity), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Issuance" means (a) any issuance or sale by the Borrower or any of its Subsidiaries after the Effective Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than (A) any warrants or options issued in connection with the consummation of the Acquisition, (B) any warrants or options issued to directors, officers or employees of the Borrower or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and (C) any capital stock of the Borrower issued upon the exercise of any such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries or (b) the receipt by the Borrower or any of its Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Borrower to the Borrower or any Wholly Owned Subsidiary of the Borrower or (y) any capital contribution by the Borrower or any Wholly Owned Subsidiary of the Borrower to any Subsidiary of the Borrower.

            "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.


                                Credit Agreement

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Article VIII.

            "Excess Cash Flow" means, for any period, (a) EBITDA for such period minus (b) the sum of (i) Capital Expenditures made during such period (except for any such Capital Expenditures to the extent financed with the proceeds of purchase money Indebtedness or Capital Lease Obligations incurred during such period) plus (ii) the aggregate amount of Debt Service for such period (excluding any prepayment made during such period pursuant to Section 2.10(b)(iv)) plus (iii) the aggregate amount of income taxes paid in cash by the Borrower and its Subsidiaries during such fiscal year plus (iv) the aggregate amount of cash dividends paid by the Borrower on its common stock during such period under Section 7.05(d) plus (v) the aggregate amount paid by the Borrower during such period in respect of the repurchase of its common stock under
Section 7.05(c) plus (or minus) (c) an amount equal to the decrease (or increase, as the case may be) in Net Working Capital during such period (to the extent not taken into account in any of the foregoing clauses).

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of


                                Credit Agreement
which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.16(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

            "Existing Chart Credit Agreement" means the Credit Agreement dated as of July 29, 1997 by and between the Borrower and certain of its Subsidiaries, the lenders party thereto and National City Bank, as agent for such banks, as amended and in effect immediately prior to the Effective Date.

            "Existing Letters of Credit" has the meaning assigned to such term in Section 2.05(l).

            "Existing MVE Credit Agreement" means the Credit Agreement dated as of October 31, 1997 by and among MVE and certain of its Subsidiaries, the lenders party thereto and BankBoston, N.A. as agent for such lenders, as amended and in effect immediately prior to the Effective Date.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

            "Fixed Charge Coverage Ratio" means, as at any date, the ratio of
(a) (i) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date minus (ii) Capital Expenditures for such period to (b) Fixed Charges for such period; provided that in calculating the Fixed Charge Coverage Ratio at any date prior to March 31,


                                Credit Agreement

2000, each component of the Fixed Charge Coverage Ratio shall be determined only for the period commencing on April 1, 1999 and ending on June 30, 1999, September 30, 1999 and December 31, 1999, as applicable.

            "Fixed Charges" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all Debt Service for such period plus (b) the aggregate amount of income taxes paid during such period plus (c) the aggregate amount of cash dividends paid by the Borrower on its common stock during such period under Section 7.05(d) plus (d) the aggregate amount paid by the Borrower during such period in respect of the repurchase of its common stock under Section 7.05(c).

            "Foreign Currencies" means Pounds Sterling, Deutschmarks and any other lawful currency other than Dollars which is freely convertible into Dollars and which, from time to time, is acceptable to the Foreign Currency Lender and the Administrative Agent.

            "Foreign Currency Credit" means an extension of credit made pursuant to Section 2.04(b).

            "Foreign Currency Credit Exposure" means, at any time, the aggregate principal amount of all Foreign Currency Credits outstanding at such time. The Foreign Currency Exposure of any Lender at any time shall be its Applicable Percentage of Dollar Equivalent of the total Foreign Currency Exposure at such time.

            "Foreign Currency Lender" means NBD Bank or one of its affiliates acting for NBD Bank or such Lender or an affiliate of such Lender designated by the Borrower (with the approval of the Administrative Agent) to be the successor to the Foreign Currency Lender.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Foreign Subsidiary" means any Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than a State of the United States or the District of Columbia.

               "Foreign Subsidiary Pledge Agreement" means a pledge or similar agreement between an Obligor and the Administrative Agent (or a sub-agent of the Administrative Agent),


                                Credit Agreement
providing for the pledge of certain equity interests of a Foreign Subsidiary, executed and delivered pursuant to this Agreement.

            "Funded Indebtedness" means all Indebtedness of the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of a type described in clauses (a), (b), (c), (d), (e),
(f) or (g) (or any Guarantee of any such Indebtedness) of the definition of "Indebtedness" in this Section.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit D by an entity that, pursuant to
Section 6.10(a) is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

            "Guarantors" means the Borrower (to the extent provided in Section 3.01(a)) and the Subsidiary Guarantors.


                                Credit Agreement

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (other than deposits or advances made or received in the ordinary course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Information Memorandum" means the Confidential Information Memorandum dated February 1999 with respect to the credit facilities contemplated hereby heretofore furnished to each of the Lenders.

            "Interest Coverage Ratio" means, as at any date of determination thereof, the ratio of (a) EBIT for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period; provided that in calculating the Interest Coverage Ratio at any date prior to March 31, 2000, each component of the Interest Coverage Ratio shall


                                Credit Agreement
be determined only for the period commencing on April 1, 1999 and ending on June 30, 1999, September 30, 1999 and December 31, 1999, as applicable.

            "Interest Election Request" means a request by the Borrower to convert or continue a Syndicated Borrowing in accordance with Section 2.07.

            "Interest Expense" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period).

            "Interest Payment Date" means (a) with respect to any Syndicated ABR Loan, each Quarterly Date, (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period that is more than three months long, each day prior to the last day of such Interest Period that occurs at intervals of three months after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

            "Interest Period" means (a) for any Borrowing (other than an ABR Borrowing), the Interest Period of the Loan or Loans constituting such Borrowing; and (b) for any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

            "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time


                                Credit Agreement
when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business;
(c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

            "Issuing Lender" means Chase, National City Bank (solely with respect to the Existing Letters of Credit identified on Schedule IX) or any other Lender designated by the Administrative Agent as an Issuing Lender hereunder, each in its capacity as an issuer of one or more Letters of Credit hereunder, and their respective successors in such capacity as provided in
Section 2.05(j).

            "LC Disbursement" means a payment made by an Issuing Lender pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender and the Foreign Currency Lender.

            "Letter of Credit" means any letter of credit issued pursuant to this Agreement (including any Existing Letter of Credit continued hereunder pursuant to Section 2.05(l)).

            "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.


                                Credit Agreement

            "Leverage Ratio" means, as at any date of determination thereof, the ratio of (a) all Funded Indebtedness of the Borrower and its Subsidiaries (determined on a consolidated basis, without duplication, in accordance with GAAP) as at such date to (b) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.

            "LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

            "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, liabilities, operations, material contracts, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform any of its obligations under this Agreement or any of the other Credit Documents to which it is a party or
(c) the rights of or benefits available to the Lenders under this Agreement or any of the other Credit Documents.


                                Credit Agreement

            "Maturity Date" means, with respect to each Class of Loans, the Term Loan A Maturity Date, the Term Loan B Maturity Date or the Revolving Credit Commitment Termination Date, as applicable.

            "Merger Agreements" mean (i) the MVE Holdings Merger Agreement and
(ii) the Agreement and Plan of Merger dated as of February 16, 1999 among the Borrower, Chart Acquisition and MVE Investors.

            "Mortgages" means, collectively, the instruments of Mortgage, Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (or other similar instruments) executed by the Borrower and/or one or more of its Subsidiaries in favor of the Administrative Agent (or a trustee, for the benefit of the Administrative Agent and the Lenders), in each case substantially in the form of Exhibit C (or such other form approved by the Administrative Agent) and covering the respective properties and leasehold interest identified therein (and including such additional provisions and deviations from such exhibit as shall be so necessary in the judgment of the Administrative Agent to conform such instrument to applicable or local law or as shall be customary under local law).

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "MVE" means MVE, Inc., a Delaware corporation.

            "MVE Guarantee Agreement" means the Guarantee Agreement between MVE and the Administrative Agent executed and delivered pursuant to Section 5.03(b)(iv).

            "MVE Holdings" means MVE Holdings, Inc., a Delaware corporation.

            "MVE Holdings Merger Agreement" mean the Agreement and Plan of Merger dated as of February 16, 1999 by and among the Borrower, Chart Acquisition and MVE Holdings.

            "MVE Investors" mean MVE Investors LLC, a Delaware limited liability company.

            "Net Available Proceeds" means (a) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;
(b) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Borrower and its Subsidiaries in connection


                                Credit Agreement
therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by the Borrower or any of its Subsidiaries in respect of such Casualty Event; and (c) in the case of any Equity Issuance or Debt Incurrence, the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect of such Equity Issuance or Debt Incurrence, as the case may be, net of reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith.

            "Net Cash Payments" means, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Borrower and its Subsidiaries directly or indirectly in connection with such Disposition; provided that Net Cash Payments shall be net of (a) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Borrower and its Subsidiaries in connection with such Disposition, (b) any Federal, state and local income or other taxes estimated to be payable by the Borrower and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within six months of the date of such Disposition) and
(c) any repayments by the Borrower or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property.

            "Net Working Capital" means, as at any date, the excess of (a) Current Assets over (b) Current Liabilities, in each as of such date.

            "Net Worth" means, as at any date, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) the sum of capital stock taken at par, capital surplus and retained earnings as of such date minus (b) treasury stock and any minority interests in Subsidiaries.

            "Obligor" means the Borrower, each Subsidiary Borrower and each Subsidiary Guarantor.

            "Offer to Purchase" means the Offer to Purchase for Cash Any and All Outstanding 12 1/2% Senior Secured Notes due February 15, 2002 issued by MVE, Inc. and Solicitation of Consents to Amendments of the Indenture and Collateral Documents, each dated February 17, 1999, pursuant to which Chart Acquisition has offered to purchase for cash any and all of the outstanding Senior Secured Notes.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made


                                Credit Agreement
under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Permitted Encumbrances" means (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04; (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (d) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII; (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; (g) bankers liens arising by operation of law; and (h) Liens permitted under any of the Mortgages; provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Permitted Investments" means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or from Moody's Investors Services, Inc; (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition.


                                Credit Agreement

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Principal Payment Dates" means, with respect to each Class of Term Loans, the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with December 31, 1999, through and including the respective Term Loan Maturity Date for such Class.

            "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

            "Register" has the meaning set forth in Section 10.04.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Release" means any release, threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

            "Required Lenders" means, at any time, Revolving Credit Lenders having Revolving Credit Exposures and unused Revolving Credit Commitments, Term A Lenders having outstanding A Term Loans and unused Term A Loan Commitments and Term Loan B Lenders having outstanding B Term Loans and unused Term Loan B Commitments, representing more than 50% of the sum of the total outstanding Revolving Credit Exposures, the Term Loans and unused Commitments at such time. The "Required Lenders" of a particular Class of Loans means Lenders having Revolving Credit Exposures, outstanding Term Loans and unused


                                Credit Agreement

Commitments of such Class representing more than 50% of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments of such Class at such time.

            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock or any option, warrant or other right to acquire any such shares of capital stock.

            "Revolving Credit Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Commitment Termination Date and the date of termination of the Revolving Credit Commitments.

            "Revolving Credit Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit, Swingline Loans and the Foreign Currency Credits hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or 2.10(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Credit Commitments is $50,000,000.

            "Revolving Credit Commitment Termination Date" means the Quarterly Date falling on or nearest to March 31, 2005.

            "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans and its LC Exposure, Swingline Exposure and Foreign Currency Credit Exposure at such time.

            "Revolving Credit Lender" means a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

            "Revolving Credit Loan" means a Loan made pursuant to Section
2.01(a).


                                Credit Agreement

            "Security Agreement" means a Security Agreement substantially in the form of Exhibit B between the Borrower, the Subsidiary Guarantors and the Administrative Agent.

            "Security Documents" means, collectively, the Security Agreement, the Mortgages, the Guarantee Assumption Agreements, the MVE Guarantee Agreement, the Foreign Subsidiary Pledge Agreements, such other security agreements, pledge agreements or similar agreements or instruments as may be required by the terms of this Agreement, and all Uniform Commercial Code financing statements required thereby to be filed, or other filings and/or registrations required to be made or obtained, as the case may be, with respect to the security interests in personal property and fixtures created pursuant to any of the foregoing agreements.

            "Senior Secured Notes" means the 12 1/2% Senior Secured Notes due 2002 issued pursuant to the Senior Secured Notes Indenture in an aggregate outstanding principal amount of $112,000,000 as of the date hereof.

            "Senior Secured Notes Indenture" means the Indenture dated as of February 16, 1995 between MVE and American Bank National Association, as Trustee.

            "Statutory Reserve Rate" means, for the Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or


                                Credit Agreement

(b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower. "Wholly Owned Subsidiary" means any such corporation, limited liability company, partnership, association or other entity of which all of such securities or other ownership interest (other than in the case of a corporation, directors' qualifying shares and shares or equity interests required to be held by foreign nationals, in each case to the extent mandated by applicable law) are so owned or controlled.

            "Subsidiary Borrower" means Chart Marston Limited and/or any other Subsidiary designated by the Borrower as a Subsidiary Borrower and approved by the Foreign Currency Lender and the Administrative Agent.

            "Subsidiary Guarantor" means each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Borrower that becomes a "Subsidiary Guarantor" on or after the date hereof pursuant to this Agreement (including MVE as a guarantor under the MVE Guarantee Agreement); provided that, notwithstanding anything herein to the contrary, the following Subsidiaries shall not be, or be required to become, Subsidiary Guarantors: (i) CHD and any of its Subsidiaries; (ii) any Foreign Subsidiary and any of its Subsidiaries; and (iii) prior to the Bond Tender Offer Closing Date, MVE and its Subsidiaries.

            "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

            "Swingline Lender" means Chase, in its capacity as lender of Swingline Loans hereunder.

            "Swingline Loan" means a Loan made pursuant to Section 2.04(a).

            "Syndicated Loans" means, collectively, the Revolving Credit Loans, Term Loan A and Term Loan B.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Term Loan A" means, collectively, each A Term Loan.

            "Term Loan A Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make an A Term Loan hereunder on the Effective Date,


                                Credit Agreement
expressed as an amount representing the maximum principal amount of the A Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or 2.10(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Term Loan A Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan A Commitment, as applicable. The initial aggregate amount of the Lenders' Term Loan A Commitments is $125,000,000.

            "Term Loan A Lender" means a Lender with a Term Loan A Loan Commitment or an outstanding A Term Loan.

            "Term Loan A Maturity Date" means the Quarterly Date falling on or nearest to March 31, 2005.

            "Term Loan B" means, collectively, each B Term Loan.

            "Term Loan B Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or 2.10(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Term Loan B Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan B Commitment, as applicable. The initial aggregate amount of the Lenders' Term Loan B Commitments is $125,000,000.

            "Term Loan B Lender" means a Lender with a Term Loan B Commitment or an outstanding B Term Loan.

            "Term Loan B Maturity Date" means the Quarterly Date falling on or nearest to March 31, 2006.

            "Term Loan Commitments" means, collectively, the Term Loan A Commitments and the Term Loan B Commitments.

            "Term Loan Maturity Date" means, with respect to each Class of Term Loans, the Term Loan A Maturity Date or the Term Loan B Maturity Date, as applicable.

            "Term Loans" means, collectively, the Term Loan A and the Term Loan
B.


                                Credit Agreement

            "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Basic Documents to which such Obligor is intended to be a party, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder, and the consummation of the Acquisition and the other transactions contemplated by the Acquisition Documents.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

            "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Credit Loan"), by Type (e.g., an "ABR Loan") or by Class and Type (e.g., a "Revolving Credit ABR Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Credit Borrowing"), by Type (e.g., an "ABR Borrowing") or by Class and Type (e.g., a "Revolving Credit ABR Borrowing"). When used in relation to a Loan or Borrowing, "Syndicated" refers to any Loan or Borrowing (other than the Swingline Loans and Foreign Currency Credits).

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same


                                Credit Agreement
meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.01. The Commitments.

            (a) Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in (i) such Revolving Credit Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment or (ii) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans. For purposes of determining the Revolving Credit Exposure of the Lenders at any time, the Dollar Equivalent amount of each Foreign Currency Credit then outstanding shall be determined on the basis of such amount as most recently determined in accordance with Section 2.04(b) and notified to the Administrative Agent.

            (b) Term Loan A. Subject to the terms and conditions set forth herein, each Term Loan A Lender agrees to make an A Term Loan to the Borrower on the Effective Date in a principal amount equal to its Term Loan A Commitment. Amounts repaid in respect of the Term Loan A may not be reborrowed.


                                Credit Agreement

            (c) Term Loan B. Subject to the terms and conditions set forth herein, each Term Loan B Lender agrees to make a B Term Loan to the Borrower on the Effective Date in a principal amount equal to its Term Loan B Commitment. Amounts repaid in respect of the Term Loan B may not be reborrowed.

            SECTION 2.02. Loans and Borrowings.

            (a) Obligations of Lenders. Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Type of Loans. Subject to Section 2.13, each Syndicated Borrowing shall be constituted entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

            (c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of the Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount of $2,500,000 or a larger multiple of $500,000. At the time that each Syndicated ABR Borrowing is made, such Borrowing shall be in an aggregate amount equal to $2,500,000 or a larger multiple of $250,000; provided that a Syndicated ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or (in the case of a Revolving Credit ABR Borrowing) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan shall be in an amount equal to $1,000,000 or a larger multiple of $250,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen Eurodollar Borrowings outstanding.

            SECTION 2.03. Requests for Syndicated Borrowings. To request a Syndicated Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Syndicated ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Revolving Credit ABR Borrowing to


                                Credit Agreement
finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i) whether the requested Borrowing is to be a Revolving Credit Borrowing, Term Loan A Borrowing or Term Loan B Borrowing;

            (ii) the aggregate amount of the requested Borrowing;

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

            (v) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.06.

If no election as to the Type of Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.04. Swingline Loans; Foreign Currency Credits.

            (a) Swingline Loans

                  (i) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans


                                Credit Agreement
            exceeding $10,000,000 or (ii) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (ii) Notice of Swingline Loans by the Borrower. To request a
            Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the relevant Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (iii) Participations by Lenders in Swingline Loans. The
            Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of the Swingline Lender, such Revolving Credit Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of


                                Credit Agreement
            immediately available funds, in the same manner as provided in
            Section 2.06 with respect to Loans made by such Revolving Credit Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Revolving Credit Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if a Default shall have occurred and be continuing at the time such Swingline Loan was made and such Revolving Credit Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Default has occurred and that such Revolving Credit Lender will not acquire participations in Swingline Loans made while such Default is continuing.

                  (b) Foreign Currency Extensions of Credit.

                  (i) Agreement to Make Foreign Currency Credits. Subject to the
            terms and conditions set forth herein, the Foreign Currency Lender agrees to make Foreign Currency Credits, in minimum amounts to be agreed upon from time to time between the Foreign Currency Lender and the relevant Subsidiary Borrower, by means of advances or the issuance of letters of credit, bank guaranties or similar instruments, in Foreign Currencies to the relevant Subsidiary Borrower from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding that will not result in (A) the Dollar Equivalent of the aggregate principal amount of outstanding Foreign Currency Credits exceeding $10,000,000 or (B) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments, provided that (I) except as provided in sub-clause (II) below, the Foreign Currency Lender will


                                Credit Agreement
            determine the Dollar Equivalent of each Foreign Currency Credit as of the date of the making or issuance of such Foreign Currency Credit and the last Business Day of each month (and the Foreign Currency Lender may make such determination at such other time as it shall determine) and will promptly advise the Administrative Agent of each such determination and (II) if the total Revolving Credit Exposure (as most recently determined pursuant to sub-clause (I) above) is greater than the sum of the total Revolving Credit Commitments minus $5,000,000, then the Administrative Agent will notify the Foreign Currency Lender and, so long as such condition continues, the Foreign Currency Lender will determine the Dollar Equivalent of the Foreign Currency Credits on each Business Day and will advise the Administrative Agent thereof. If upon the calculation of the Dollar Equivalent of the Foreign Currency Credits pursuant to the immediately preceding sentence the total Revolving Credit Exposure exceeds the Revolving Credit Commitments the Borrower will promptly prepay Revolving Credit Loans in an aggregate principal amount at least equal to such excess (but in any event in an amount at least equal to $1,000,000). Within the foregoing limits and subject to the terms and conditions set forth herein, the Subsidiary Borrowers may borrow, prepay and reborrow Foreign Currency Credits.

                  (ii) Notice of Foreign Currency Credits by the Borrower. To
            request a Foreign Currency Credit, the relevant Subsidiary Borrower shall notify the Foreign Currency Lender in accordance with the notice and other procedures agreed upon between the Foreign Currency Lender and such Subsidiary Borrower. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), tenor (which shall not be later than the Revolving Credit Commitment Termination Date), currency, amount of the requested Foreign Currency Credit and the type of such Foreign Currency Credit (and, with respect to any letter of credit, bank guaranty or similar instrument, such notice shall be accompanied by such additional information and documentation as the Foreign Currency Lender shall reasonably require). The Foreign Currency Lender will promptly advise the Administrative Agent of the making and amount (and Dollar Equivalent as of the date made) of each Foreign Currency Credit.

                  (iii) Refunding of Foreign Currency Credit. The Foreign
            Currency Lender may, upon at least three Business Days' prior written notice given to the Administrative Agent require the Revolving Credit Lenders to acquire participations in all or a portion of the Foreign Currency Credits outstanding. Such notice to the Administrative Agent shall specify the date of such acquisition and the aggregate amount, type and currency of Foreign Currency Credits in which the Revolving Credit Lenders will participate. Promptly upon receipt of


                                Credit Agreement
            such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Lender's Applicable Percentage of such Foreign Currency Credit or Credits. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of the Foreign Currency Lender, such Revolving Credit Lender's Applicable Percentage of such Foreign Currency Credit or Credits in accordance with the second succeeding sentence. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Foreign Currency Credits pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer to the Administrative Agent of immediately available funds, in Dollars in an amount equal to such Revolving Credit Lender's Applicable Percentage of the Dollar Equivalent of such Foreign Currency Credit or Credits and otherwise in the manner as provided in Section 2.06 with respect to Loans made by such Revolving Credit Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders); provided that after giving effect to the purchase of such participations such Revolving Credit Lender's Revolving Credit Exposure will not exceed such Lender's Revolving Credit Commitment. The Administrative Agent (or any agent as the Administrative Agent shall designate for this purpose) shall promptly pay to the Foreign Currency Lender the amounts in Dollars so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Foreign Currency Credit acquired pursuant to this paragraph, and thereafter such Foreign Currency Credit shall be deemed for all purposes hereof to be a Revolving Credit Loan denominated in Dollars (which initially shall be an ABR Loan) and payments in respect of such Revolving Credit Loan shall be made by the Borrower in Dollars to the Administrative Agent for account of the Revolving Credit Lenders and not to the Foreign Currency Lender. Any amounts received by the Foreign Currency Lender from such Subsidiary Borrower (or other party on behalf of such Subsidiary Borrower) in respect of a Foreign Currency Credit after receipt by the Foreign Currency Lender of the proceeds of a sale of participations therein shall be promptly remitted in Dollars to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Foreign Currency Lender, as their interests may appear. The purchase of


                                Credit Agreement
            participations in a Foreign Currency Credit pursuant to this paragraph shall not relieve any Subsidiary Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Revolving Credit Lender shall not have any obligation to acquire a participation in a Foreign Currency Credit pursuant to this paragraph if a Default shall have occurred and be continuing at the time such Foreign Currency Credit was made and such Revolving Credit Lender shall have notified the Foreign Currency Lender in writing, at least one Business Day prior to the time such Foreign Currency Credit was made, that such Default has occurred and that such Revolving Credit Lender will not acquire participations in Foreign Currency Credits made while such Default is continuing.

            SECTION 2.05. Letters of Credit.

            (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request an Issuing Lender to issue, at any time and from time to time during the Revolving Credit Availability Period, one or more Letters of Credit for its own account denominated in Dollars and in such form as is acceptable to such Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.

            (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Lender) to the relevant Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.05(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by such Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the relevant Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter


                                Credit Agreement
of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lenders (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to Section 2.05(e)) shall not exceed $25,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.

            (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Revolving Credit Commitment Termination Date.

            (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Lender, and without any further action on the part of such Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the relevant Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Lender promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for


                                Credit Agreement
any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

            (f) Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Revolving Credit ABR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit ABR Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof.

            (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Lender under a Letter of Credit issued by it against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

            Neither the Administrative Agent, the Lenders nor any Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by any Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing


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

Lender; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

            (i) any Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit issued by it without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

            (ii) any Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of a Letter of Credit issued by it; and

            (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lenders when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

            (h) Disbursement Procedures. Each Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement.

            (i) Interim Interest. If any Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Syndicated ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(c) shall apply. Interest accrued


                                Credit Agreement
pursuant to this paragraph shall be for account of the relevant Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Lender shall be for account of such Lender to the extent of such payment.

            (j) Replacement of Issuing Lenders. Any Issuing Lender may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Lender and a successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of any Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to include such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (k) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.10(b), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.10(b), the amount required under Section 2.10(b), as the case may be; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VIII. Such deposit shall be held by the Administrative Agent in the Collateral Account as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the "Secured Obligations" under and as defined in the Security Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.


                                Credit Agreement

            (l) Existing Letters of Credit. Certain letters of credit issued by National City Bank for account of the Borrower or MVE (or any of their respective Subsidiaries) and outstanding under the Existing Chart Credit Agreement or the Existing MVE Credit Agreement, respectively, immediately prior to the Effective Date, as identified in Schedule IX (collectively, the "Existing Letters of Credit"), shall be deemed to be a Letter of Credit issued hereunder and constitute utilization of the Revolving Credit Commitments and, from and after the Effective Date, shall be governed in all respects by the terms of this Agreement (including, without limitation, this Section 2.05).

            SECTION 2.06. Funding of Borrowings.

            (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in
Section 2.04(a) and Foreign Currency Credits shall be made as provided in
Section 2.04(b). The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that Revolving Credit ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the relevant Issuing Lender.

            (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

            (c) Deposit of Term Loan Proceeds into Collateral Account. The Administrative Agent will cause to be established at a banking institution to be selected by the Administrative


                                Credit Agreement

Agent a cash collateral account (the "Bond Tender Offer Collateral Account"), which may be a "securities account" (as defined in Section 8-501 of the Uniform Commercial Code), in the name and under the sole dominion and control of the Administrative Agent (and, in the case of a securities account, in respect of which the Administrative Agent is the "entitlement holder" (as defined in Section 8-102(a)(7) of the Uniform Commercial Code)), into which there shall be deposited as of the Effective Date the proceeds of the Term Loans in an aggregate amount equal to the sum of $125,000,000 minus the aggregate amount of the Term Loans (if any) that is applied by the Borrower as of the Effective Date to consummate the Bond Tender Offer, subject to Section 5.03; provided that if such sum is equal to or less than $15,000,000, such proceeds may be retained by the Borrower. The balance in the Bond Tender Offer Collateral Account shall be subject to withdrawal by the Borrower only (i) to consummate the Bond Tender Offer and only upon satisfaction of each of the conditions specified in Section
5.03 (unless any such condition shall have been waived in accordance with Section 10.02) or (ii) to prepay the Term Loans in accordance with Section 2.10(b)(vi); provided that if upon the consummation of the Bond Tender Offer such balance shall be equal to or less than $15,000,000, such amount shall be paid directly to the Borrower upon its instructions.

            SECTION 2.07. Interest Elections.

            (a) Elections by the Borrower for Syndicated Borrowings. Each Syndicated Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings or Foreign Currency Borrowings, which may not be converted or continued.

            (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Syndicated Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.


                                Credit Agreement

            (c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Notice by the Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Syndicated ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Syndicated Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Syndicated ABR Borrowing at the end of the Interest Period therefor.


                                Credit Agreement

            (f) Limitations on Lengths of Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue as a Eurodollar Borrowing: (i) any Revolving Credit Borrowing if the Interest Period requested therefor would end after the Revolving Credit Commitment Termination Date; (ii) any Term Borrowing if the Interest Period requested therefor would end after the Term Loan Maturity Date for the relevant Class; or (iii) any Term Borrowing if the Interest Period requested therefor would commence before and end after any Principal Payment Date for any Class unless, after giving effect thereto, the aggregate principal amount of the Term Loan A or Term Loan B, as the case may be, having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loan A or Term Loan B, respectively, permitted to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date.

            SECTION 2.08. Termination and Reduction of the Commitments.

            (a) Scheduled Termination. Unless previously terminated, (i) the Term Loan Commitments of each Class shall terminate at 5:00 p.m., New York City time, on the Effective Date, and (ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Commitment Termination Date.

            (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class pursuant to this Section shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 and
(ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Credit Loans in accordance with Section 2.10, the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

            (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.


                                Credit Agreement

            (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

            SECTION 2.09. Repayment of Loans; Evidence of Debt.

            (a) Repayment. The Borrower hereby unconditionally promises to pay the Loans as follows:

            (i) to the Administrative Agent for account of the Revolving Credit Lenders the outstanding principal amount of the Revolving Credit Loans on the Revolving Credit Commitment Termination Date;

            (ii) to the Administrative Agent for account of the Term A Lenders the outstanding principal amount of the Term Loan A on each Principal Payment Date set forth below in the aggregate principal amount set forth opposite such Principal Payment Date (subject to adjustment pursuant to paragraph (b) of this Section):

           Principal Payment Date                           Amount ($)
           ----------------------                           ----------

           December 31, 1999                                2,500,000

           March 31, 2000                                   2,500,000
           June 30, 2000                                    2,500,000
           September 30, 2000                               2,500,000
           December 31, 2000                                2,500,000

           March 31, 2001                                   2,500,000
           June 30, 2001                                    5,000,000
           September 30, 2001                               5,000,000
           December 31, 2001                                5,000,000

           March 31, 2002                                   5,000,000
           June 30, 2002                                    6,250,000
           September 30, 2002                               6,250,000
           December 31, 2002                                6,250,000

           March 31, 2003                                   6,250,000
           June 30, 2003                                    7,500,000


                                Credit Agreement

           September 30, 2003                               7,500,000
           December 31, 2003                                7,500,000

           March 31, 2004                                   7,500,000
           June 30, 2004                                    8,750,000
           September 30, 2004                               8,750,000
           December 31, 2004                                8,750,000

           Term Loan A Maturity Date                        8,750,000;

            (iii) to the Administrative Agent for account of the Term Loan B Lenders the outstanding principal amount of the Term Loan B on each Principal Payment Date set forth below in the aggregate principal amount set forth opposite such Principal Payment Date (subject to adjustment pursuant to paragraph (b) of this Section):

           Principal Payment Date                           Amount ($)
           ----------------------                           ----------

           December 31, 1999                                     312,500

           March 31, 2000                                        312,500
           June 30, 2000                                         312,500
           September 30, 2000                                    312,500
           December 31, 2000                                     312,500

           March 31, 2001                                        312,500
           June 30, 2001                                         312,500
           September 30, 2001                                    312,500
           December 31, 2001                                     312,500

           March 31, 2002                                        312,500
           June 30, 2002                                         312,500
           September 30, 2002                                    312,500
           December 31, 2002                                     312,500

           March 31, 2003                                        312,500
           June 30, 2003                                         312,500
           September 30, 2003                                    312,500
           December 31, 2003                                     312,500

           March 31, 2004                                        312,500


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

           June 30, 2004                                         312,500
           September 30, 2004                                    312,500
           December 31, 2004                                     312,500

           March 31, 2005                                        312,500
           June 30, 2005                                      29,531,250
           September 30, 2005                                 29,531,250
           December 31, 2005                                  29,531,250

           Term Loan B Maturity Date                          29,531,250;

            (iv) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Commitment Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Credit Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding; and

            (v) to the Foreign Currency Lender the unpaid principal amount of each Foreign Currency Credit on the date(s) agreed upon in writing between the relevant Subsidiary Borrower and the Foreign Currency Lender (which date(s) shall not be later than the Revolving Credit Commitment Termination Date).

            (b) Adjustment of Amortization Schedule. Any prepayment of a Term Loan of either Class shall be applied to reduce ratably the remaining scheduled installments of such Term Loan. To the extent not previously paid, all Term Loans of each Class shall be due and payable on the Term Loan Maturity Date for such Class.

            (c) Manner of Payment. Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings of any Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each


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                                      -46-


payment of a Syndicated Borrowing shall be applied ratably to the Loans included in such Borrowing.

            (d) Maintenance of Loan Accounts by the Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (e) Maintenance of Loan Accounts by the Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

            (f) Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (g) Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower (or in the case of the Foreign Currency Credits, the relevant Subsidiary Borrower) shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent (or in the case of the Foreign Currency Credits, the Foreign Currency Lender). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.10. Prepayment of Loans.

            (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section. Any prepayment of the Term Loans of either Class pursuant to this paragraph shall be applied ratably (i) among the Classes of Term Loans in accordance with the aggregate amount of the outstanding Term Loans of such Class (if any) and (ii) with respect to each class of Term Loans, to the remaining scheduled installments thereof.


                                Credit Agreement

            (b) Mandatory Prepayments

            (i) Casualty Events. Following the receipt by the Borrower of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of the Borrower or any of its Subsidiaries, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)), and/or the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event to the extent required by the next paragraph of this clause (i), such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vii) of this paragraph.

            Notwithstanding anything herein or in any Security Document to the contrary, the Borrower shall be required to make a prepayment in respect of any Casualty Event pursuant to this clause (i) as follows:

                  (x) The first $50,000,000 in the aggregate of Net Available
            Proceeds of Casualty Events may be used by the Borrower or any of its Subsidiaries to repair or replace the property affected by the relevant Casualty Event, provided that all such amounts in excess of $10,000,000 in the aggregate shall be deposited by the Borrower or the relevant Subsidiary into the relevant cash collateral account (in the case of property covered by the Security Agreement) or the Restoration Account (as defined in the relevant Mortgage) or similar account (in the case of property covered by a Mortgage) and shall be disbursed by the Administrative Agent (or mortgagee, as the case may be) upon request and certification by the Borrower that such amounts are to be used to repair or replace the property affected by the relevant Casualty Event, and provided further, if at any time the Borrower determines that it shall not repair or replace such property, the Borrower shall promptly notify the Administrative Agent thereof and, within 30 days thereof, prepay the Loans (and/or provide cover for LC Exposure) and/or the Commitments shall be reduced as provided in the first paragraph of this clause (i) in an amount equal to that portion of the Net Available Proceeds so determined not to be used for such repair or replacement (but in amounts not less than $1,000,000 and in $1,000,000 increments); and

                  (y) All Net Available Proceeds of Casualty Events in excess of
            $50,000,000 in the aggregate shall, unless the Required Lenders shall approve the use thereof for the purpose of repairing or replacing the property affected by the relevant Casualty Event, within 30 days after the Borrower's receipt of such Net


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

            Available Proceeds, prepay the Loans (and/or provide cover for LC Exposure) and/or the Commitments shall be reduced as provided in the first paragraph of this clause (i) in an amount equal to such excess (but in amounts not less than $1,000,000 and in $1,000,000 increments).

            Nothing in this paragraph shall be deemed to limit any obligation of the Borrower or any of its Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

            (ii) Debt Incurrence. Upon any Debt Incurrence after the Effective Date, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)), and/or the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vii) of this paragraph.

            (iii) Equity Issuance. Upon any Equity Issuance after the Effective Date, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)), and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause
      (vii) of this paragraph.

            (iv) Excess Cash Flow. Not later than the date 90 days after the end of each fiscal year of the Borrower ending after the date hereof, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)), and/or the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to
      (A) 75% of Excess Cash Flow for such fiscal year minus (B) the aggregate amount of optional prepayments of Term Loans (if any) made during such fiscal year pursuant to paragraph (a) of this Section and, after the payment in full of the Term Loans, the aggregate amount of voluntary reductions of the Revolving Credit Commitments made during such fiscal year pursuant to Section 2.08(b), such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause
      (vii) of this paragraph; provided that no such prepayment under this clause (iv) shall be required with respect to any such fiscal year if the Leverage Ratio determined as of the last day of such fiscal year is less than 3.0:1.0 (as set forth in the certificate with respect to such fiscal year delivered pursuant to Section 6.01(c)).


                                Credit Agreement

            (v) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders pursuant to Section 7.03(b) to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and of all prior Dispositions as to which a prepayment has not yet been made under this paragraph, shall exceed $5,000,000 in the aggregate (and thereafter in increments of $1,000,000) then, no later than five Business Days prior to the occurrence of the Current Disposition, the Borrower will deliver to the Lenders a statement, certified by a Financial Officer of the Borrower, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)), and/or the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions in excess of either $5,000,000 in the aggregate for any fiscal year or $10,000,000 in the aggregate from the Effective Date, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vii) of this paragraph.

            (vi) Consummation of Bond Tender Offer. Upon the earlier of (A) the Bond Tender Offer Closing Date (but only if the aggregate amount of the Term Loans not applied to consummate the Bond Tender Offer shall exceed $15,000,000) or (B) the date 40 days after the Effective Date (but only if the Bond Tender Offer Closing Date shall not have occurred by such date), the Borrower will prepay the Term Loans in an aggregate amount equal to 100% of (i) the amount (if any) then held in the Bond Tender Offer Collateral Account or (ii) if the Bond Tender Offer Closing Date shall occur on the Effective Date, that portion of the proceeds (if any) of the Term Loans that are not applied by the Borrower to consummate the Bond Tender Offer but only if such unapplied amount exceeds $15,000,000, ratably among the Classes of Term Loans and ratably over the remaining scheduled installments thereof and the aggregate amount of such prepayments may not be reborrowed.

            (vii) Application. Prepayments and/or reductions of Commitments pursuant to this paragraph (except with respect to prepayments made pursuant to clause (vi) of this paragraph) shall be applied as follows:

                  first, ratably among the Classes of Term Loans in accordance with the respective sums at such time of the aggregate outstanding principal amount of Term Loans of such Class (if any), to prepay the Term Loans of such Class (and, with respect to each Class of Term Loans, ratably over the remaining scheduled installments thereof), and


                                Credit Agreement
                  second, after the payment in full of the Term Loans and the termination of the Term Loan Commitments, to reduce the aggregate amount of the Revolving Credit Commitments (and to the extent that, after giving effect to such reduction, the total Revolving Credit Exposures would exceed the Revolving Credit Commitments, the Borrower shall, first, prepay ratably Swingline Loans and Foreign Currency Credits, second, prepay Revolving Credit Loans and third, provide cover for LC Exposure as specified in Section 2.05(k) in an aggregate amount equal to such excess).

            (c) Rights of Term Loan B Lenders. Notwithstanding anything to the contrary in this Section, in connection with any optional or mandatory prepayment under this Section at any time when the Term Loan A is outstanding, any Term Loan B Lender may elect, by notice to the Administrative Agent and the Borrower by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any such prepayment of its B Term Loan, in which case the aggregate amount of the prepayment that would have been applied to prepay such Lender's B Term Loan but that is so declined shall be applied to prepay ratably over the remaining scheduled installments of the Term Loan A (and, in that connection, to enable the election by any Term Loan B Lender under this paragraph, the Borrower agrees to provide the Administrative Agent (which shall promptly notify each Lender) at least five Business Days' prior written notice of any prepayment under this Section to be made at a time when any B Term Loan is outstanding).

            (d) Notices, Etc. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any optional prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of a Syndicated ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Syndicated Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the


                                Credit Agreement
required amount of a mandatory prepayment. Each prepayment of a Syndicated Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be made in the manner specified in Section 2.09(c). The notice requirement applicable to the prepayment of Foreign Currency Credits shall be as agreed upon between the Foreign Currency Lender and the relevant Subsidiary Borrower.

            SECTION 2.11. Fees.

            (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Revolving Credit Lender a commitment fee, which shall accrue at a rate per annum equal to 0.50% on the average daily unused amount of the Revolving Credit Commitment of such Lender during the period from and including the Effective Date hereof to but excluding the earlier of the date such Revolving Credit Commitment terminates and the Revolving Credit Commitment Termination Date. Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the earlier of the date the Revolving Credit Commitment terminates and the Revolving Credit Commitment Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to the Revolving Credit Commitments, the Revolving Credit Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Credit Loans and LC Exposure of such Lender (and the Swingline Exposure and Foreign Currency Exposure of such Lender shall be disregarded for such purpose).

            (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurodollar Revolving Credit Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Lender a fronting fee in respect of each Letter of Credit issued by it, which shall accrue at the rate per annum, as mutually agreed between the Borrower and such Issuing Lender, on the average daily amount of the aggregate undrawn amount of such Letter of Credit plus the aggregate amount of all LC Disbursements in respect thereof that have not yet been reimbursed by or on behalf of the Borrower during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any exposure with respect to such Letter of Credit, as well as such Issuing Lender's


                                Credit Agreement
standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable in arrears on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

            (d) Payment of Fees. Other than under paragraph (e) below, all fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to any Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

            (e) Foreign Currency Credit Fees. The relevant Subsidiary Borrower agrees to pay directly to the Foreign Currency Lender for its account such fees in respect of the Foreign Currency Credits in such currency and on such date(s) as may be agreed upon between such Subsidiary Borrower and the Foreign Currency Lender.

            SECTION 2.12. Interest.

            (a) ABR Loans. The Loans constituting each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

            (b) Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Margin.

            (c) Default Interest. Notwithstanding the foregoing, upon and during the continuation of any Event of Default, the aggregate principal amount of all Loans shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise


                                Credit Agreement
applicable to the respective Loans. In addition (but without duplication of the amounts payable under the immediately preceding sentence), if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

            (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Credit Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Credit ABR Loan prior to the Revolving Credit Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

            (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            (f) Foreign Currency Credits. Each Foreign Currency Credit shall bear interest at a rate per annum as agreed upon between the Foreign Currency Lender and the relevant Subsidiary Borrower at or prior to the time of the making or issuance, as the case may be, of such Foreign Currency Credit and shall be computed on the basis as so agreed. Accrued interest on each Foreign Currency Credit shall be payable on the date(s) as agreed upon between the Foreign Currency Lender and the relevant Subsidiary Borrower (which date(s) shall not be later than the Revolving Credit Commitment Termination Date).

            SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of the Interest Period for a Eurodollar Borrowing:


                                Credit Agreement

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

            (b) if such Borrowing is of a particular Class of Loans, the Administrative Agent is advised by the Required Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Syndicated Borrowing to, or continuation of any Syndicated Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Syndicated ABR Borrowing.

            SECTION 2.14. Increased Costs.

            (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Lender; or

            (ii) impose on any Lender or any Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the relevant Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.


                                Credit Agreement

            (b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Lender's capital or on the capital of such Lender's or such Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender's or such Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Lender's policies and the policies of such Lender's or such Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender's or such Issuing Lender's holding company for any such reduction suffered.

            (c) Certificates from Lenders. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

            (d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Syndicated Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(d) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of an Interest Period therefor as a result of a request by the Borrower pursuant to


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Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

            SECTION 2.16. Taxes.

            (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with


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                                      -57-


respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.

            (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

            SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

            (a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Credit Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off, counterclaim or other deduction; provided that if a new Loan is to be made by any Lender on a date the Borrower is to repay any principal of an outstanding Loan of such Lender, such Lender shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Lender to the Administrative Agent as provided in Section 2.06 or paid by the Borrower to the Administrative Agent pursuant to this paragraph, as the case may be. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided in the relevant Credit Document, and except payments to be made directly to the relevant Issuing Lender, the Swingline Lender or the Foreign Currency Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to


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the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
All payments hereunder or under any other Credit Document (except to the extent otherwise provided herein or therein) shall be made in Dollars.

            (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Syndicated Borrowing of a particular Class shall be made from the relevant Lenders, each payment of commitment fee under Section 2.11 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.08 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Syndicated Borrowing of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Syndicated Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Revolving Credit Loans, the Term Loan A and the Term Loan B by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class held by them; and (iv) each payment of interest on Revolving Credit Loans, the Term Loan A and the Term Loan B by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

            (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Syndicated Loans or participations in LC Disbursements, Swingline Loans or Foreign Currency Credits resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Syndicated Loans and participations in LC Disbursements, Swingline


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Loans and Foreign Currency Credits and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Syndicated Loans and participations in LC Disbursements, Swingline Loans and Foreign Currency Credits of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Syndicated Loans and participations in LC Disbursements, Swingline Loans and Foreign Currency Credits; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation. The Dollar Equivalent of the principal or face amount of each Foreign Currency Credit shall be determined by the Administrative Agent in the case of receipt by any Lender of any payment or other recovery which may be subject to this paragraph (d).

            (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or any Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

            (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a)(iii), 2.04(b)(iii), 2.05(e) or (f), 2.06(b) or 2.17(e), then the
Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative


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                                      -60-


Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

            (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Lenders, the Swingline Lender and the Foreign Currency Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, Swingline Loans and Foreign Currency Credits, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


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                                   ARTICLE III

                                    GUARANTEE

            SECTION 3.01. The Guarantee

            (a) The Borrower hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns, in each case as primary obligor and not merely as surety, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Foreign Currency Credits made by the Foreign Currency Lender to the Subsidiary Borrowers and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Subsidiary Borrowers under this Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Foreign Currency Guaranteed Obligations"). The Borrower hereby further agrees that if the Subsidiary Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Foreign Currency Guaranteed Obligations, the Borrower will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Foreign Currency Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

            (b) The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and by any Obligor under any of the other Credit Documents, and all obligations of the Borrower or any of its Subsidiaries to any Lender (or any affiliate of any Lender) in respect of any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.


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            SECTION 3.02. Obligations Unconditional. The obligations of the
Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Foreign Currency Guaranteed Obligations or the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Foreign Currency Guaranteed Obligations or the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

            (iii) the maturity of any of the Foreign Currency Guaranteed Obligations or the Guaranteed Obligations shall be accelerated, or any of the Foreign Currency Guaranteed Obligations or the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Foreign Currency Guaranteed Obligations or the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Foreign Currency Guaranteed Obligations or the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Foreign Currency Guaranteed Obligations or the Guaranteed Obligations.


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            SECTION 3.03. Reinstatement. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of an Obligor in respect of the Foreign Currency Guaranteed Obligations or the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Foreign Currency Guaranteed Obligations or the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, but excluding any such costs and expenses determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be.

            SECTION 3.04. Subrogation. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Foreign Currency Guaranteed Obligations and Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against any Obligor or any other guarantor of any of the Foreign Currency Guaranteed Obligations or the Guaranteed Obligations or any security for any of the Foreign Currency Guaranteed Obligations or the Guaranteed Obligations.

            SECTION 3.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Obligors under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section
3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Obligor and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Obligor) shall forthwith become due and payable by the Guarantors for purposes of Section 3.01.

            SECTION 3.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option,


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in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR
Section 3213.

            SECTION 3.07. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Foreign Currency Guaranteed Obligations and Guaranteed Obligations whenever arising.

            SECTION 3.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations (including without duplication, for purposes of this Section only, any Guaranteed Obligations as defined in the MVE Guarantee Agreement), each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

            For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Foreign Currency Guaranteed Obligations or Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiary Guarantors hereunder and under the other Credit Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with


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respect to any other Subsidiary Guarantor, as of the date such Subsidiary
Guarantor becomes a Subsidiary Guarantor hereunder.

            SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 3.01(b) would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01(b), then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Lenders that:

            SECTION 4.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 4.02. Authorization; Enforceability. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor party hereto and constitutes, and each of the other Basic Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


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                                      -66-


            SECTION 4.03. Governmental Approvals; No Conflicts. The execution, delivery and performance of the Credit Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person in excess of $5,000,000 in the aggregate, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

            SECTION 4.04. Financial Condition; No Material Adverse Change; Year 2000 Issues.

            (a) Financial Condition of the Borrower. The Borrower has heretofore furnished to the Lenders its audited consolidated balance sheet and statements of income, stockholders' equity and cash flows as of and for each of the fiscal years ended December 31, 1998 and December 31, 1997 reported on by Ernst & Young LLP. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has, on the date hereof, any material contingent liabilities, material liabilities for taxes, long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchanged transactions, or any unrealized or anticipated losses from any unfavorable commitments, which are not reflected in such financial statements.

            (b) Financial Condition of MVE Holdings. The Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders' equity and cash flows of MVE Holdings and its Subsidiaries as of and for each of the fiscal years ended December 31, 1998 and December 31, 1997. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of MVE Holdings and its Subsidiaries as of such dates and for such periods in accordance with GAAP. Neither MVE Holdings nor any of its Subsidiaries has, on the date hereof, any material contingent liabilities, material liabilities for taxes, long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchanged transactions, or any unrealized or anticipated losses from any unfavorable commitments, which are not reflected in such financial statements.


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                                      -67-


            (c) Pro Forma Financial Statements. The Borrower has heretofore furnished to the Lenders an unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1998 after giving effect to the consummation of the Acquisition, the incurrence of the Indebtedness hereunder and the use of the proceeds thereof and the consummation of the other Transactions (including, without limitation, the Bond Tender Offer), which presents fairly the consolidated pro forma financial condition of the Borrower and its Subsidiaries, taken as a whole, and are based on assumptions that the Borrower deems reasonable and appropriate in light of current circumstances.

            (d) No Material Adverse Change. Since December 31, 1998, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole (other than any such change resulting solely from the consummation of the Acquisition as of the Effective Date).

            (e) Year 2000 Issues. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's and its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without a Material Adverse Effect.

            SECTION 4.05. Properties.

            (a) Property Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section
7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

            (b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not


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                                      -68-


infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.06. Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the matters disclosed in Schedule IV) or (ii) that involve this Agreement or the Transactions. Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule IV that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

            SECTION 4.07. Environmental Matters. Each of the Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses, registrations and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license, registration or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses, registrations and authorizations is in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

            In addition, except as set forth in Schedule V:

            (a) No Pending Environmental Matters. No written notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any environmental, health or safety permit, license, registration or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries.


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

                                      -69-


            (b) No Permits Required; Certain Specific Representations. Neither the Borrower nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

                  (i) no polychlorinated biphenyls (PCB's) are or have been
            present at or above regulated levels at any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries;

                  (ii) no regulated asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries;

                  (iii) there are no underground storage tanks or surface
            impoundments for Hazardous Materials, active or abandoned, at any site or facility now or, to the best knowledge of the Borrower or any of its Subsidiaries, previously owned, operated or leased by the Borrower or any of its Subsidiaries;

                  (iv) no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

                  (v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.

            (c) No Hazardous Material Transported to NPL Sites. Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material in amounts or quantities other than those not reasonably likely to result in a Material Adverse Effect to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss. 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Borrower or any of its Subsidiaries.


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

                                      -70-


            (d) No Notifications or Listings. No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

            (e) No Liens or Restrictions. No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

            (f) Full Disclosure. All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Borrower or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

            SECTION 4.08. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.09. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 4.10. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.


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                                      -71-


            SECTION 4.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,500,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $4,000,000 the fair market value of the assets of all such underfunded Plans.

            SECTION 4.12. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information (including, without limitation, the Information Memorandum) furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Credit Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such projected financial information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Lenders that such projected financial information include forward-looking statements that by their very nature are subject to significant risks, uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries and that actual results may differ, perhaps materially, from those expressed or implied in such forward-looking statements. There is no fact known to the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Credit Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the Transactions.

            SECTION 4.13. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.


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            SECTION 4.14. Debt Agreements and Liens.

            (a) Debt Agreements. Part A of Schedule II is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the date hereof, or that (after giving effect to the transactions contemplated to occur on or before the Effective Date) will be outstanding on the Effective Date, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule II.

            (b) Liens. Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof (other than intercompany debt among the Borrower and the Subsidiary Guarantors), or that (after giving effect to the transactions contemplated to occur on or before the Effective Date) will be outstanding on the Effective Date and covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of
Schedule II.

            SECTION 4.15. Capitalization. As of March 17, 1999 the authorized capital stock of the Borrower consists, of an aggregate of 31,000,000 shares consisting of (i) 30,000,000 shares of common stock, par value $0.01 per share, of which, 23,764,572 shares are duly and validly issued and outstanding (and 659,355 shares of which will be held in treasury), each of which shares will be fully paid and nonassessable and (ii) 1,000,000 shares of preferred stock, none of which is issued, outstanding or held in treasury.

            SECTION 4.16. Subsidiaries and Investments.

            (a) Subsidiaries. Set forth in Part A of Schedule VI is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof, and as of the Effective Date (after giving effect to the Acquisition), together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary (except that, in the case of non-Wholly Owned Subsidiaries, the identity of the owners other than the Borrower and its Subsidiaries need not be specified) and
(iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule VI, (x) each of the Borrower and its Subsidiaries owns, or will own on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date), free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of


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                                      -73-


Schedule VI, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

            (b) Investments. Set forth in Part B of Schedule VI is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule VI and other than Investments of the types referred to in clauses
(b), (c), (d), (e) and (f) of Section 7.04) held by the Borrower or any of its `Subsidiaries in any Person on the date hereof or that will be held on the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date) and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule VI, each of the Borrower and its Subsidiaries owns (or will own, after giving effect to the transactions contemplated to occur on or before the Effective Date), free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

            (c) Restrictions on Subsidiaries. None of the Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 7.07.

            SECTION 4.17. Real Property. Set forth on Schedule VII is a list, as of the date hereof, and as of the Effective Date (after giving effect to the transactions contemplated to occur on or before the Effective Date), of all of the real property interests held by the Borrower and its Subsidiaries, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property. No Mortgage encumbers (or will encumber) real property which is located in an area that has been identified as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (other than as identified in Schedule VII).

            SECTION 4.18. Solvency. As of the Effective Date and after giving effect to the initial extensions of credit hereunder and to the other Transactions contemplated hereby (including, without limitation, the consummation of the Acquisition), (a) the aggregate value of all properties of the Borrower and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions, and determined on a going concern basis), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower and its Subsidiaries, (b) the Borrower and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as


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                                      -74-


heretofore conducted and (c) the Borrower and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

            SECTION 4.19. Labor Matters. Except as set forth in Schedule VIII,
(a) on the date hereof neither the Borrower nor any of its Subsidiaries nor any of their respective employees is subject to any collective bargaining agreement,
(b) on the date hereof, no petition for certification or union election is pending with respect to the employees of the Borrower or any of its Subsidiaries and no union or collective bargaining unit has sought certification or recognition with respect to the employees of any such Person within the three-year period ending on the Effective Date and (c) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened, other than any thereof that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law, regulation or order of any Governmental Authority dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

            SECTION 4.20. No Burdensome Restrictions. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or other contractual arrangement imposing burdensome requirements upon the Borrower or any of its Subsidiaries that, taking into account the benefits of such agreement or other arrangement to the Borrower or such Subsidiary, could reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.21. Acquisition. As of the Effective Date (a) each of the representations and warranties of each of the Borrower and/or its Subsidiaries, MVE Holdings and MVE Investors in the respective Merger Agreement to which it is a party are true and accurate as though made on or as of the Effective Date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period and except for the representation of MVE Holdings set forth in Section 3.6 of the MVE Holdings Merger Agreement which only needs to be true and correct as of the date of the MVE Holdings Merger Agreement, except where the failure of any such representation or warranty of MVE Holdings or MVE Investors to be true and accurate (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have a Material Adverse Effect (as such term is defined in the respective Merger Agreement) on the Company or a materially adverse effect on MVE Holdings' or MVE Investors' (as the case may be) ability to


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

                                      -75-


consummate the merger contemplated by the respective Merger Agreement or the other transactions contemplated thereby and (b) there has been no Material Adverse Change (as such term is defined in the MVE Holdings Merger Agreement).

                                    ARTICLE V

                                   CONDITIONS

            SECTION 5.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Lenders to issue (or, in the case of the Existing Letters of Credit, continue) Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

            (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

            (b) Opinion of Counsel to the Obligors. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Calfee, Halter & Griswold LLP, counsel for the Obligors, and (ii) such other counsel to one or more of the Obligors, in each case in form and substance satisfactory to the Administrative Agent covering such matters relating to the Obligors, this Agreement and/or the Transactions (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

            (c) Opinion of Special New York Counsel to Chase. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase, substantially in form and substance satisfactory to the Administrative Agent (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

            (d) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.


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            (e) Officer's Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.

            (f) Security Documents. (i) The Security Agreement substantially in the form of Exhibit B hereto, duly executed and delivered by the Borrower, the Subsidiary Guarantors in existence as of the Effective Date and the Administrative Agent and (ii) a Foreign Subsidiary Pledge Agreement, in form and substance satisfactory to the Administrative Agent, between each Obligor that holds the equity interests of a Foreign Subsidiary (other than Chart UK Investments Limited Partnership and the Administrative Agent (or a sub-agent acting for the Administrative Agent), duly executed and delivered by the parties thereto, together with (to the extent required by the terms of any Security Document) the certificates (if any) held by the respective Obligor and identified therein and undated stock powers executed in blank. In addition, the respective Obligors shall have taken such other action (including delivering to the Administrative Agent pursuant to each such Security Document for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to each such Security Document.

            (g) Mortgage and Title Insurance. The following documents, each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent:

                  (i) one or more Mortgages covering certain real property of the Borrower and/or the Subsidiary Guarantors in existence as of the Effective Date identified in Schedule VII, in each case duly executed and delivered by the respective owner or lessee of such property in recordable form (in such number of copies as the Administrative Agent shall have requested) and, to the extent necessary with respect to any leasehold property to be subjected to a Mortgage, consents of the respective landlords with respect to such property;

                  (ii) one or more mortgagee policies of title insurance on
            forms of and issued by First American Title Insurance Company and/or any other title company satisfactory to the Administrative Agent (the "Title Companies"), insuring the validity and priority of the Liens created under each such Mortgage for and in amounts satisfactory to the Administrative Agent, subject only to such exceptions as are satisfactory to the Administrative Agent and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), Uniform


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                                      -77-


            Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed;

                  (iii) as-built surveys of recent date of each of the
            facilities to be covered by each such Mortgage, showing such matters as may be required by the Administrative Agent, which surveys shall be in form and content acceptable to the Administrative Agent, and certified to the Administrative Agent and to each Lender and the Title Companies, and shall have been prepared by a registered surveyor acceptable to the Administrative Agent;

                  (iv) certified copies of permanent and unconditional
            certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in the jurisdiction in which the facilities to be covered by each such Mortgage are located, then such other evidence reasonably satisfactory to the Administrative Agent) permitting the fully functioning operation and occupancy of each such facility and of such other permits necessary for the use and operation of each such facility issued by the respective governmental authorities having jurisdiction over each such facility; and

                  (v) opinions, each dated the Effective Date, of local counsel in each of the respective states in which the properties covered by the Mortgages executed and delivered under this clause (g) are located, in form and substance satisfactory to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion(s) to the Lenders and the Administrative Agent).

      In addition, the Borrower shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording each such Mortgage in the appropriate county land office(s).

            (h) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower pursuant to
      Section 6.05(b) and the designation of the Administrative Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by Section 6.05(b), such certificates to be in such form and contain such information as is specified in Section 6.05(b). In addition, the Borrower shall have delivered a certificate of a Financial Officer of the Borrower setting forth the insurance obtained by it in accordance with the requirements of Section 6.05(b) and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.


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            (i) Solvency Certificate. A certificate of the chief financial officer of the Borrower as to the solvency of the Borrower as of the Effective Date and after giving effect to the initial extension of credit hereunder, the Acquisition and to the other transactions contemplated hereby.

            (j) Repayment of Existing Indebtedness. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness (including any contingent or other amounts payable in respect of letters of credit) indicated on Schedule II (including, without limitations, all amounts outstanding under the Existing Credit Agreement) that is to be repaid on the Effective Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made).

            (k) Acquisition. Evidence that:

                  (i) the Acquisition shall be simultaneously consummated in accordance with the terms of the Acquisition Documents without giving effect to any modification, supplement or waiver thereof not approved by the Required Lenders;

                  (ii) without limiting the foregoing, each of the conditions set forth in clauses (a), (b) and (c) of Section 7.2 of the MVE Holdings Merger Agreement shall have been satisfied without giving effect to any modification, supplement or waiver thereof not approved by the Required Lenders;

                  (iii) all governmental and third party approvals in connection with the Transactions shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the Transactions or the financing thereof;

                  (iv) there shall be no action, suit or proceeding at law or in equity or by or before any Governmental Authority pending or, to the knowledge of the Borrower, threatened against the Borrower or any other party to the Acquisition Documents or relating to the Transactions that could reasonably be expected to have a material adverse effect on the ability of the Borrower or any of the other


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                                      -79-


            parties to the Acquisition Documents to consummate the Transactions or that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on any of the Transactions;

                  (v) the aggregate consideration and other amounts payable by the Borrower and its Subsidiaries in connection with the consummation of the Acquisition shall not exceed $254,300,000 (including the aggregate amount of the Indebtedness assumed in connection therewith); and

                  (vi) the sources and uses of the funds for the consummation of the Acquisition and the other transactions contemplated to occur in connection therewith shall be as set forth in the Information Memorandum;

      and the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower to such effect and to the effect that attached thereto are true and complete copies of each of the documents delivered in connection with the closing of the Acquisition pursuant to the Merger Agreements. In addition, the Administrative Agent shall have received copies of the legal opinions (if any) delivered to the Borrower pursuant to the Merger Agreements in connection with the Acquisition, together with a letter from each Person delivering such opinion (or authorization within such opinion) authorizing reliance thereon by the Administrative Agent and the Lenders, it being understood that the Borrower shall request counsel for MVE Holdings and MVE Investors to deliver such a reliance letter.

            (l) Offer to Purchase. A true and complete copy of the Offer to Purchase prepared by the Borrower and in the final form mailed to the holders of the Senior Secured Notes.

            (m) Lien Searches. The results of a recent search, by a Person satisfactory to the Administrative Agent, of Uniform Commercial Code, judgment and tax lien filings in each relevant jurisdiction where property of the Obligors is located, and the results of such search shall reveal no Liens on any of the property of the Obligors except for those permitted under Section 7.02 or Liens to be discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Administrative Agent.

            (n) Approvals. All material governmental and third party approvals (including landlords' and other consents) necessary or, in the discretion of the Administrative Agent, advisable in connection with the Acquisition, the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries (including, without limitation, the ownership of the Property to be acquired pursuant to the Acquisition) shall have been


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                                      -80-


      obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing thereof.

            (o) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to Chase may reasonably request.

            The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

            The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 3:00 p.m., New York City time, on April 22, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

            SECTION 5.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Lender to issue, continue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

            (a) the representations and warranties of the Borrower set forth in this Agreement, and of each Obligor in each of the Credit Documents to which it is a party, shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; and

            (b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.


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            SECTION 5.03. Conditions to Application of Term Loan Proceeds. The
proceeds of the Term Loans (including any proceeds that have been deposited into the Bond Tender Offer Collateral Account pursuant to Section 2.06(c)) shall not be applied to pay any amounts payable in respect of the consummation of the Bond Tender Offer unless and until (a) each of the conditions to the Offer to Purchase shall have been satisfied (or waived with the concurrence of the Required Lenders) and (b) each of the following conditions shall be satisfied (to the satisfaction of the Administrative Agent (and, in the case of each document required to be delivered below, such document shall be satisfactory to the Administrative Agent in form and substance), unless such condition shall have been waived in accordance with Section 10.02:

            (i) evidence of the tendering and acceptance for purchase of at least $75,000,000 of the Senior Secured Notes at an average price not exceeding 111.6% of the par value of such Senior Secured Notes pursuant to the Bond Tender Offer;

            (ii) a Supplemental Indenture (as defined in the Offer to Purchase) duly executed by the trustee party thereto as consented to by the holders of at least 66-2/3rds in principal amount of the Senior Secured Notes providing for the effectiveness of the "Proposed Amendments" (as defined in the Offer to Purchase) to the Senior Secured Notes Indenture;

            (iii) a Guarantee Assumption Agreement, duly completed and executed by each of MVE Holdings and its Subsidiaries (other than any Foreign Subsidiaries of MVE Holdings) and the Administrative Agent;

            (iv) the MVE Guarantee Agreement in form and substance satisfactory to the Administrative Agent, duly executed and delivered by MVE and the Administrative Agent in connection with the Mortgage(s) to be entered into by MVE hereunder in respect of certain of its real property interests located in the State of Minnesota;

            (v) such documents (including shares of stock, Uniform Commercial Code financing statements and mortgages or deeds of trust covering the real property identified on Schedule VII and fixtures owned or leased by MVE and its Subsidiaries, other than any Foreign Subsidiaries of MVE Holdings) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the property of MVE and its Subsidiaries as collateral security for the obligations of MVE and its Subsidiaries hereunder;

            (vi) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of MVE


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                                      -82-


      and its Subsidiaries, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Administrative Agent shall have requested;

            (vii) a certificate dated the Bond Tender Offer Closing Date and signed by a Financial Officer of the Borrower certifying (i) as to satisfaction of the conditions under clause (a) of this Section, (ii) the representations and warranties of the Borrower set forth in this Agreement, and of each Obligor (including MVE Holdings and its Subsidiaries) in each of the Credit Documents to which it is a party (including, without limitation, the Credit Documents executed and delivered pursuant to this Section), shall be true and correct on and as of the Bond Tender Offer Closing Date; and (iii) as of the Bond Tender Offer Closing Date, no Default shall have occurred and be continuing; and

            (viii) such other documents as the Administrative Agent or any Lender or special New York counsel to Chase may reasonably request.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

            SECTION 6.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

            (a) within 90 days after the end of each fiscal year of the Borrower, (i) the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and
      (ii) the unaudited consolidating balance sheets and related statements of operations of each of the Borrower and its


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                                      -83-


      Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the respective consolidating financial condition and results of operation of each of the Borrower and its Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (b) within 45 days after the end of each fiscal quarter of the Borrower, the unaudited consolidated and consolidating balance sheets and related statements of operations (and in the case of consolidated statements, related statements of stockholders equity and cash flows) of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the consolidated or respective consolidating, as the case may be, financial condition and results of operations of the Borrower and/or its Subsidiaries, as the case may be, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01, 7.05, 7.08 and 7.09, (iii) with respect to such financial statements delivered under such clause (a), setting forth reasonably detailed calculations of Excess Cash Flow as of the end of the relevant fiscal year, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

            (e) promptly upon receipt thereof, copies of all significant reports submitted to the Borrower or any of its Subsidiaries by independent public accountants in connection


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                                      -84-


      with each annual, interim or special audit of the financial statements of the Borrower and its Subsidiaries made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

            (f) as soon as available but in any event no later than 60 days after the commencement of each fiscal year of the Borrower, an annual budget for such fiscal year of the Borrower and its Subsidiaries, setting forth in comparative form the corresponding figures for the corresponding periods in the immediately preceding fiscal year;

            (g) promptly upon the mailing thereof to the holders of the Senior Secured Notes, copies of all notices, requests, offers, demands, reports or other information furnished to such holders;

            (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

            (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Credit Documents, as the Administrative Agent or any Lender may reasonably request.

            SECTION 6.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of (i) any Default or (ii) any Default under and as defined in the Senior Secured Notes Indenture;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000;


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

                                      -85-


            (d) the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

            (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 6.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03(a).

            SECTION 6.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 6.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

            SECTION 6.06. Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives


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                                      -86-


designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, employees and independent accountants, all at such reasonable times and as often as reasonably requested (which visits and inspections shall be at the Borrower's sole expense after the occurrence and during the continuance of any Default or in the case of any visit or inspection by the Administrative Agent and at the Lenders' sole expense at any other time).

            SECTION 6.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable laws (including, without limitation, Environmental Laws), rules, regulations, orders, permits or other authorization of or from any Governmental Authority, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 6.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only to finance the Acquisition, to refinance, in part, certain existing Indebtedness of the Borrower and its Subsidiaries and for working capital and other general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business. Upon satisfaction of each of the conditions in Section 5.03, a portion of the proceeds of the Term Loans will be used to pay the purchase price and related amounts in respect of the consummation of the Bond Tender Offer. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

            SECTION 6.09. Hedging Agreements. The Borrower will within 90 days of the Effective Date enter into, and thereafter maintain in full force and effect, one or more Hedging Agreements with one or more of the Lenders or any of their respective Affiliates (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that effectively enables the Borrower (in a manner satisfactory to the Administrative Agent) to protect itself against interest rate exposure as to a notional principal amount at least equal to 50% of the aggregate outstanding principal amount of the Term Loans for a period of at least three years measured from the Effective Date.

            SECTION 6.10. Certain Obligations Respecting Subsidiaries and Collateral.

            (a) Subsidiary Guarantors. The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower are "Subsidiary Guarantors" hereunder; provided that, notwithstanding anything herein to the contrary, the following Subsidiaries shall not be, or be required to become, Subsidiary Guarantors: (i) CHD and any of its Subsidiaries; (ii) any Foreign


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                                      -87-


Subsidiary and any of its Subsidiaries; and (iii) prior to the Bond Tender Offer Closing Date, MVE and its Subsidiaries. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (other than a Foreign Subsidiary) that shall constitute a Subsidiary hereunder, the Borrower and its Subsidiaries will cause such new Subsidiary to:

            (i) become a "Subsidiary Guarantor" hereunder and an "Obligor" and an "Issuer" under the Security Agreement pursuant to a Guarantee Assumption Agreement;

            (ii) cause such Subsidiary to take such action (including delivering such shares of stock, executing and delivering such Uniform Commercial Code financing statements and executing and delivering mortgages or deeds of trust covering the real property and fixtures owned or leased by such Subsidiary) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder; and

            (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Administrative Agent shall have requested.

            Notwithstanding the foregoing, if such new Subsidiary is a Foreign Subsidiary such new Subsidiary shall not be required to become a Subsidiary Guarantor hereunder or an Obligor under the Security Agreement, but the Borrower will, and will cause each of its Subsidiaries, to pledge the shares of capital stock of each Foreign Subsidiary that is directly owned by a Subsidiary which is not a Foreign Subsidiary to the Administrative Agent (for the benefit of the Lenders) under the Security Agreement (or, at the request of the Administrative Agent, under a Foreign Subsidiary Pledge Agreement in form and substance satisfactory to the Administrative Agent), provided that such pledge shall not cover more than (x) 65% of the voting capital stock of such Foreign Subsidiary having ordinary voting power for the election of the board of directors of such Subsidiary and (y) 100% of all other capital stock of such Foreign Subsidiary.

            (b) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary, provided that, in the case of any Subsidiary that as of the Effective Date is not a Wholly Owned Subsidiary as identified on Schedule VI, the Borrower will, and will cause of its Subsidiaries to, own not less than the percentage of such ownership interests of such Subsidiaries owned as of the Effective Date. In the event that any


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shares of stock or other equity interests shall be issued by any Subsidiary
(including, without limitation, any Subsidiary formed or acquired after the date hereof), subject (in the case of any Foreign Subsidiary) to the last paragraph of paragraph (a) of this Section, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the relevant Security Document the certificates (if any) evidencing such shares of stock or other equity interests, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the relevant Security Document.

            (c) Real Property. Promptly upon (but in any event within 30 days following) the acquisition of any real property interests (including leasehold interests) after the Effective Date, the Borrower will, and will cause each of the Subsidiary Guarantors to, execute and deliver from time to time a Mortgage covering such real property as collateral security for the obligations of the Obligors under this Agreement and the other Credit Documents, together with the other instruments and documents with respect thereto consistent with the requirements under Section 5.01(g), each in form and substance satisfactory to the Administrative Agent.

            SECTION 6.11. Senior Secured Notes.

            (a) Upon the consummation of the Acquisition, the Borrower will cause MVE to make a Change of Control Offer (as defined in the Senior Secured Notes Indenture) in accordance with Section 4.14 of the Senior Secured Notes Indenture.

            (b) In the event that the Bond Tender Offer Closing Date shall not have occurred prior to the date 40 days after the Effective Date, the Borrower will, promptly after February 15, 2000 (but not later than April 15, 2000), cause MVE to redeem in full all of the outstanding Senior Secured Notes in accordance with Section 5 of the Senior Secured Notes.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

            SECTION 7.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:


                                Credit Agreement

            (a) Indebtedness created hereunder and under the other Credit Documents;

            (b) Indebtedness (including the Senior Secured Notes) existing on the date hereof and set forth in Part A of Schedule II (excluding, however, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, as indicated on
      Schedule II), and any extensions, renewals or replacements of any such Indebtedness (other than the Senior Secured Notes);

            (c) (i) unsecured Indebtedness of the Borrower owing to any Subsidiary (including Guarantees by the Borrower of Indebtedness of any Subsidiary), provided that, in case of any such Indebtedness owing to, or any such Guarantee of Indebtedness of, any Subsidiary which is not a Subsidiary Guarantor, the payment of such Indebtedness (or such Guarantee, as the case may be) shall be subordinated to the prior payment in full of all obligations of the Borrower under the Credit Documents; or (ii) Indebtedness of any Subsidiary owing to the Borrower or any other Subsidiary (including Guarantees by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary), provided that, in the case of any such Indebtedness owing by any Subsidiary Guarantor to, or any such Guarantee by any Subsidiary Guarantor of Indebtedness of, any Subsidiary which is not a Subsidiary Guarantor, the payment of such Indebtedness (or such Guarantee, as the case may be) shall be subordinated to the prior payment in full of all obligations of such Subsidiary Guarantor under the Credit Documents; provided further that the aggregate amount of all such Guarantees by the Obligors of Indebtedness of Subsidiaries that are not Subsidiary Guarantors shall not exceed $30,000,000 at any time outstanding (which shall include any such Guarantees outstanding as of the Effective Date so long as the same remain outstanding);

            (d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) the amount of such Indebtedness does not exceed the purchase or acquisition price or such asset (or any such improvement) and (ii) the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed $10,000,000 at any time outstanding; and

            (e) other unsecured Indebtedness in an aggregate principal amount not exceeding $20,000,000 at any time outstanding.

            SECTION 7.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now


                                Credit Agreement
owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Liens created pursuant to the Security Documents;

            (b) Permitted Encumbrances;

            (c) any Lien on any property or asset of the Borrower or any of its Subsidiaries existing on the date hereof and set forth in Part B of
      Schedule II (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on Schedule II); provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

            (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, securing Indebtedness permitted by clause (d) of Section 7.01.

            SECTION 7.03. Fundamental Changes.

            (a) Mergers, Consolidations, Etc. The Borrower will not, nor will it permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve (other than the mergers contemplated by the Merger Agreements that shall be effected as of the Effective Date), except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

                  (i) any Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving corporation;

                  (ii) any Subsidiary of the Borrower may merge into any other
            Subsidiary of the Borrower in a transaction in which the surviving entity is a Subsidiary Guarantor;

                  (iii) any Foreign Subsidiary of the Borrower may merge into any other Foreign Subsidiary of the Borrower; and


                                Credit Agreement

                  (iv) any Subsidiary of the Borrower may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders (and the Borrower shall give prompt written notice of such liquidation or dissolution to the Administrative Agent).

            (b) Dispositions. The Borrower will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of any part of its business or property, whether now owned or hereafter acquired including receivables and leasehold interests, except:

                  (i) the disposition of any inventory or other property in the ordinary course of business and on ordinary business terms;

                  (ii) the disposition of obsolete or worn-out property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any fiscal year by the Borrower and its Subsidiaries shall not have an aggregate fair market value in excess of $1,000,000;

                  (iii) any Subsidiary of the Borrower may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, provided that the aggregate fair market value of assets that may be so sold, transferred, leased or disposed of to Subsidiaries that are not Subsidiary Guarantors shall not exceed $5,000,000; and

                  (iv) the conveyance, sale, lease, transfer of other
            disposition of assets by the Borrower or any of its Subsidiaries (other than to any Subsidiaries that are not Subsidiary Guarantors) not exceeding an aggregate fair market value of $15,000,000 in the fiscal year ending December 31, 1999 and $5,000,000 in any fiscal year thereafter; provided that the proceeds from any such conveyance, sale, lease, transfer or other disposition are used to prepay the Loans to the extent required by Section 2.10(b)(v).

            (c) Acquisitions. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, or acquire any option to make any such acquisition, except:

                  (i) purchases of inventory and other property to be sold or used in the ordinary course of business;


                                Credit Agreement

                  (ii) Investments permitted under Section 7.04;

                  (iii) Capital Expenditures;

                  (iv) acquisitions by the Borrower or any Subsidiary Guarantor of assets from any other Subsidiary, or acquisitions by any Foreign Subsidiary of assets from any other Foreign Subsidiary;

                  (v) the consummation of the Acquisition and the other
            transaction contemplated by the Acquisition Documents;

                  (vi) acquisitions by the Borrower or any Subsidiary Guarantor of assets from any Person (other than the Borrower or any Subsidiary) not exceeding $10,000,000 in the aggregate (excluding any assets purchased with any Indebtedness permitted under Section 7.01(d)); and

                  (vii) (in addition any acquisition permitted under the
            foregoing clauses) other acquisitions by the Borrower or any of its Subsidiaries not exceeding $1,000,000 in the aggregate.

            (d) Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

            SECTION 7.04. Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

            (a) Investments outstanding on the date hereof and identified in Part B of Schedule VI;

            (b) operating deposit accounts with banks;

            (c) Permitted Investments;

            (d) (i) Investments by the Borrower or any of its Subsidiaries in the Borrower and its Subsidiaries on the date hereof, and (ii) additional Investments in the Subsidiaries after the date hereof, provided that the aggregate amount of such additional Investments in Subsidiaries that are not Subsidiary Guarantors shall not exceed (A) $5,000,000 in any fiscal year or (B) $30,000,000 in the aggregate, and provided further that if the aggregate


                                Credit Agreement
      amount of such Investments for any fiscal year shall be less than $5,000,000 the unused amount may be carried forward and invested in such Investments in any succeeding fiscal year (subject to the limitations in subclause (B) above);

            (e) Hedging Agreements (including, without limitation, the Hedging Agreements required by Section 6.09) entered into in the ordinary course of the Borrower's financial planning and not for speculative purposes;

            (f) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

            (g) the consummation of the Acquisition and the other transactions contemplated by the Acquisition Documents;

            (h) Indebtedness permitted under Section 7.01; and

            (i) additional Investments up to but not exceeding $5,000,000 in the aggregate.

For purposes of clause (i) of this Section, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

            SECTION 7.05. Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

            (a) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock;

            (b) the Borrower or any of its Subsidiaries may make the Restricted Payments contemplated by the Acquisition Documents;

            (c) the Borrower may purchase shares of its common stock for purposes of making contributions to the Borrower's employee benefits plan or in connection with its


                                Credit Agreement
      employee stock option plans, provided that the aggregate amount of such purchases shall not exceed $5,000,000 in any fiscal year; and

            (d) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, the Borrower may declare and pay cash dividends with respect to its capital stock not exceeding $7,200,000 in any fiscal year.

Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower.

            SECTION 7.06. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

            (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties;

            (b) transactions between or among the Borrower and its Subsidiaries that are Subsidiary Guarantors not involving any other Affiliate;

            (c) any Restricted Payment permitted by Section 7.05; and

            (d) the transactions contemplated by the Acquisition Documents.

            SECTION 7.07. Restrictive Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that:

                  (i) the foregoing shall not apply to (w) restrictions and conditions imposed by law or by this Agreement, (x) restrictions and conditions existing on the date hereof under the Senior Secured Notes Indenture as then in effect, (y) other restrictions and conditions existing on the date hereof identified on Schedule III (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of,


                                Credit Agreement
      any such restriction or condition) and (z) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder; and

                  (ii) clause (a) of the foregoing shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (y) customary provisions in leases and other contracts restricting the assignment thereof.

            SECTION 7.08. Operating Leases. The Borrower will not nor will it permit any of its Subsidiaries to, become or remain liable in any way, whether directly or indirectly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating leases (other than intercompany leases between the Borrower and its Subsidiaries), if the aggregate amount of all rents paid by the Borrower and its Subsidiaries under all such operating leases would exceed $7,500,000 in any fiscal year.

            SECTION 7.09. Certain Financial Covenants.

            (a) Leverage Ratio. The Borrower will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

                  Period                                         Ratio
                  ------                                         -----

        From June 30, 1999 through                              4.25:1.0
        December 31, 1999

        From January 1, 2000 through                            3.75:1.0
        December 31, 2000

        From January 1, 2001 through                            3.25:1.0
        December 31, 2001

        From January 1, 2002 through                            2.75:1.0
        December 31, 2002

        From January 1, 2003 and                                2.50:1.0
        thereafter


                                Credit Agreement

            (b) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio to be less than the following respective ratios as at the last day of any fiscal quarter ending during the following respective periods:

                  Period                                         Ratio
                  ------                                         -----

        From June 30, 1999 through                              2.25:1.0
        December 31, 1999

        From January 1, 2000 through                            2.75:1.0
        December 31, 2000

        From January 1, 2001 through                            3.00:1.0
        December 31, 2001

        From January 1, 2002 through                            3.25:1.0
        December 31, 2002

        From January 1, 2003 through                            3.50:1.0
        December 31, 2003

        From January 1, 2004 through                            3.75:1.0
        December 31, 2005

        From January 1, 2006 and                                4.00:1.0
        thereafter

            (c) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio to be less than 1.25:1.0.

            (d) Net Worth. The Borrower will not permit its Net Worth to be less than the sum of (a) $60,000,000 plus (b) 50% of net income (if positive) of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for each fiscal quarter commencing with the fiscal quarter ending June 30, 1999.

            SECTION 7.10. Modifications of Certain Documents; Payment of Senior Secured Notes.

            (a) The Borrower will not consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to


                                Credit Agreement

(i) the charter or by-laws of the Borrower or any of its Subsidiaries, (ii) the Senior Secured Notes or the Senior Secured Notes Indenture (other than the amendments contemplated in the Offer to Purchase), (iii) the Acquisition Documents, (iv) the Offer to Purchase or (v) any material lease, in each case without the prior consent of the Administrative Agent (with the approval of the Required Lenders).

            (b) The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or analogous fund for the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the Senior Secured Notes, except for: (i) regularly scheduled payments of principal of or interest on the Senior Secured Notes in accordance with the terms thereof and of the Senior Secured Notes Indenture, each as in effect on the Effective Date; (ii) the payments in respect of the consummation of the Bond Tender Offer; and (iii) the redemption of the Senior Secured Notes required by Section 6.11(b).

            SECTION 7.11. Sale and Leaseback. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any arrangement with any other Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries, other than such transactions not exceeding an aggregate sale price of $5,000,000.

            SECTION 7.12. Fiscal Year. The Borrower will not, nor will it permit any of its Subsidiaries to, change its fiscal year from a calendar year ending December 31.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

            If any of the following events ("Events of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;


                                Credit Agreement

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Credit Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

            (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Credit Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Credit Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect; or any representation or warranty made by the Borrower, any of its Subsidiaries, MVE Holdings or MVE Investors under the respective Merger Agreements shall prove to have been incorrect when made in any material respect;

            (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a), 6.03 (with respect to the Borrower's existence), 6.08 or 6.10 or in Article VII or any Obligor shall default in the performance of any of its obligations contained in
      Section 4.02 or 5.02 of the Security Agreement or any provisions of the Mortgages;

            (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Credit Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

            (f) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness (other than Indebtedness hereunder and under the other Credit Documents) aggregating $5,000,000 or more, or any payment of any amount under Hedging Agreements for an aggregate notional principal amount exceeding $5,000,000, in each case when and as the same shall become due and payable;

            (g) any event or condition occurs that results in any Indebtedness (other than Indebtedness hereunder and under the other Credit Documents) aggregating $5,000,000 or more becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness


                                Credit Agreement
      to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (j) the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000;


                                Credit Agreement

            (m) there shall have been asserted against the Borrower or any of its Subsidiaries an Environmental Claim that, in the judgment of the Required Lenders, is reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000 (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

            (n) a Change in Control shall occur;

            (o) any Subsidiary of the Borrower shall cease to be a Wholly Owned Subsidiary (except as (i) a result of any transactions expressly permitted under Article VII or (ii) otherwise permitted under Section 6.10(b)); or

            (p) other than in connection with any termination of any Lien permitted hereunder or any of the Security Documents, the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 7.02 or under the respective Security Documents), or, except for expiration or termination in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested in writing by any Obligor;

then, and in every such event (other than an event with respect to any Obligor described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may (in the case of an event described in clause (a) or (b) of this Article) and shall at the request of, or with the consent of the Required Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; provided that in case of any event with respect to any Obligor described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding,


                                Credit Agreement
together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

            Anything herein to the contrary notwithstanding, it is understood that (i) no Lender has the right to individually terminate its Commitments (such right of termination residing with the Administrative Agent as provided above),
(ii) no Lender has the right to declare its Loans due and payable (such right to declare the Loans due and payable residing with the Administrative Agent as provided above, subject to the proviso set forth above in the case of an Event of Default under clause (h) or (i) of this Article), and (iii) no Lender has the right to exercise any remedies under the Security Agreement (such right to exercise remedies residing with the Administrative Agent as provided therein).

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

            Each of the Lenders and the Issuing Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

            The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Credit Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that


                                Credit Agreement
is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein,
(iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent (including, without limitation, under any Security Document). The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by Section 4.04 of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for the Administrative Agent thereunder. Each Obligor by its execution and delivery of this Agreement hereby consents to the foregoing.


                                Credit Agreement

            The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (ii) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

            Notwithstanding anything herein to the contrary, the Lead Arranger and Book Manager named on the cover page of this Agreement and the Documentation Agent shall not have any duties or liabilities under this Agreement or the other Credit Documents.


                                Credit Agreement

                                    ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Borrower or any Subsidiary Guarantor, to the Borrower at Chart Industries, Inc., 5885 Landerbrook Drive, Suite 150, Mayfield Heights, Ohio 44124, Attention of Don A. Baines (Telecopy No. (440) 753-1491; Telephone No. (440) 753-1490);

            (b) if to the Administrative Agent, to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Mo-Lin Sum, Loan and Agency Services Group (Telecopy No. (212) 552-5650; Telephone No. (212) 552-7312), with a copy to The Chase Manhattan Bank, 2300 Main Place Tower, Buffalo, New York 14202, Attention of Jennifer Pegg (Telecopy No. (716) 843-4938; Telephone No. (716) 858-1435);

            (c) if to the Swingline Lender, to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Mo-Lin Sum, Loan and Agency Services Group (Telecopy No. (212) 552-5650; Telephone No. (212) 552-7312);

            (d) if to an Issuing Lender, to it at its address specified in writing to the Borrower and the Administrative Agent;

            (e) if to the Foreign Currency Lender, to it at its address specified in writing to the Borrower and the Administrative Agent; and

            (f) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.


                                Credit Agreement

            SECTION 10.02. Waivers; Amendments.

            (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

            (b) Amendments to this Agreement. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

            (i) increase any Commitment of any Lender without the written consent of such Lender;

            (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any fees payable hereunder, without the written consent of each Lender affected thereby;

            (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby;

            (iv) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Lenders or Types or Classes of Loans, without the written consent of each Lender affected thereby;


                                Credit Agreement

            (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

            (vi) release any Guarantor from any of its guarantee obligations under Article III or any Security Document, without the written consent of each Lender (except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Guarantor from such obligations that is the subject of a disposition or other transaction which is permitted hereunder or to which the Required Lenders have consented).

and provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Lender, the Swingline Lender or the Foreign Currency Lender hereunder without the prior written consent of the Administrative Agent, the affected Issuing Lender, the Swingline Lender or the Foreign Currency Lender, as the case may be, and (y) that any modification or supplement of Article III shall require the consent of each Guarantor.

            Anything in this Agreement to the contrary, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at a later time) of (i) enabling the Borrower to satisfy a condition precedent to the making of a Loan of any Class shall be effective against the Lenders of such Class, unless the Required Lenders of such Class (whichever Class is so affected) shall have concurred with such waiver on modification or (ii) waiving or modifying any of the requirements of Section 5.03, or altering the conditions to the application of the proceeds of the Term Loans to the consummation of the Bond Tender Offer, unless the Required Lenders of each Class of Term Loans shall have concurred with such waiver or modification.

            (c) Amendments to Other Credit Documents. Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Credit Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) (i) release all or substantially all of the collateral under the Security Documents or otherwise terminate the Liens with respect to such collateral, (ii) agree to additional obligations (other than obligations of the type secured under the Security Documents) being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien securing the obligations secured by such Security Document, in which event the Administrative


                                Credit Agreement

Agent may consent to such junior Lien and enter into appropriate intercreditor arrangements provided that it obtains the consent of the Required Lenders thereto) or (iii) alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented; provided that no such agreement shall amend, modify or otherwise affect the rights and duties of the Administrative Agent thereunder without the prior written consent of the Administrative Agent.

            SECTION 10.03. Expenses; Indemnity; Damage Waiver.

            (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by each Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iv) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

            (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan


                                Credit Agreement
or Letter of Credit or the use of the proceeds therefrom (including any refusal by the relevant Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or any payments that the Administrative Agent is required to make under any indemnity issued to any bank referred to in Section 4.02(b) of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, (iii) any actual or alleged presence, release or threatened release of Hazardous Materials relating to any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

            (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Lender, the Swingline Lender or the Foreign Currency Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Issuing Lender, the Swingline Lender or the Foreign Currency Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Lender, the Swingline Lender or the Foreign Currency Lender in its capacity as such, and provided further that such indemnity shall not be available to the Administrative Agent, such Issuing Lender, the Swingline Lender or the Foreign Currency Lender to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent, such Issuing Lender, the Swingline Lender or the Foreign Currency Lender, as the case may be.

            (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.


                                Credit Agreement

            (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

            SECTION 10.04. Successors and Assigns.

            (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (i) except in the case of an assignment by a Lender to another Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, Swingline Exposure or Foreign Currency Exposure, the Issuing Lenders, the Swingline Lender and the Foreign Currency Lender) must give their prior written consent to such assignment (which consent in each case shall not be unreasonably withheld), (ii) except in the case of an assignment by a Lender to another Lender, an Affiliate of a Lender or with respect to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment(s), the amount of the Commitment(s) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment of any Class of Commitment or Loans shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations of such Class of Commitment and Loans under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VIII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and


                                Credit Agreement
after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

            (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (e) Participations. Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Lenders, the Swingline Lender or the Foreign Currency Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement and the other Credit Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for


                                Credit Agreement
the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) or described in the first proviso to Section 10.02(c) that affects such Participant. Subject to paragraph
(f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

            (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

            (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

            (h) No Assignments to the Obligors or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

            SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made


                                Credit Agreement
by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 3.03 and 10.03 and
Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.


                                Credit Agreement

            SECTION 10.09. Governing Law; Jurisdiction; Etc.

            (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

            (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD


                                Credit Agreement

NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 10.12. Treatment of Certain Information; Confidentiality.

            (a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            (b) Confidentiality. Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.12), (vi) in connection with the exercise of any remedies hereunder or under any other Credit Document or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vii) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (viii) with the consent of the Borrower or (ix) to the extent such Information


                                Credit Agreement

(A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis (and not as a result of a breach of any applicable confidentiality agreement known to the Administrative Agent, any Issuing Lender and/or any Lender) from a source other than an Obligor. For the purposes of this paragraph, "Information" means all information received from any Obligor relating to any Obligor or its business, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by an Obligor; provided that, in the case of information received from an Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            SECTION 10.13. European Monetary Union.

            (a) Definitions. In this Section and in each other provision of this Agreement to which reference is made in this Section (whether expressly or impliedly), the following terms have the meanings given to them in this Section:

            "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

            "EMU Legislation" means legislative measures of the European Council (including European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

            "Euro" means the single currency of Participating Member States of the European Union, which shall be a Foreign Currency under this Agreement.

            "Euro Unit" means a currency unit of the Euro.

            "National Currency Unit" means a unit of any Foreign Currency (other than a Euro Unit) of a Participating Member State.

            "Participating Member State" means each state so described in any EMU Legislation.

            "TARGET Operating Day" means any day that is not (i) a Saturday or Sunday, (ii) Christmas Day or New Year's Day or (iii) any other day on which the Trans-European


                                Credit Agreement

      Automated Real-time Gross Settlement Express Transfer system (or any successor settlement system) is not operating (as determined by the Administrative Agent).

            "Treaty on European Union" shall mean the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

            (b) Effectiveness of Provisions. The provisions of paragraphs (c) through (h) of this Section shall be effective from and after January 1, 1999, provided that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a Participating Member State on the date hereof, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a Participating Member State.

            (c) Redenomination and Alternative Currencies. Each obligation under this Agreement of a party to this Agreement which has been denominated in the National Currency Unit of a Participating Member State shall be denominated, or redenominated into, the Euro Unit in accordance with EMU Legislation, provided that if and to the extent that any EMU Legislation provides that an amount denominated either in the Euro or in the National Currency Unit of a Participating Member State and payable within the Participating Member State by crediting an account of the creditor can be paid by the debtor either in the Euro Unit or in that National Currency Unit, any party to this Agreement shall be entitled to pay or repay any such amount either in the Euro Unit or in such National Currency Unit.

            (d) Payments by the Administrative Agent Generally. With respect to the payment of any amount denominated in the Euro or in a National Currency Unit, neither the Foreign Currency Lender nor the Administrative Agent shall be liable to any Subsidiary Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent or the Foreign Currency Lender if the Administrative Agent or the Foreign Currency Lender, as the case may be, shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the Euro Unit or, as the case may be, in a National Currency Unit) to the account of such Subsidiary Borrower or any Lender, as the case may be, in the principal financial center in the Participating Member State which such Subsidiary Borrower or, as the case may be, such Lender shall have specified for such purpose. In this paragraph (d), "all relevant steps" shall mean all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative


                                Credit Agreement

Agent or the Foreign Currency Lender, as the case may be, may from time to time determine for the purpose of clearing or settling payments of the Euro.

            (e) Determination of Foreign Currency Interest Rate. For the purposes of determining the date on which the applicable rate for Foreign Currency Borrowings is determined under this Agreement for any Foreign Currency Credit denominated in the Euro (or any National Currency Unit) for any interest period therefor (if relevant), references in this Agreement to Business Days shall be deemed to be references to TARGET Operating Days.

            (f) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to the Foreign Currency of any state that becomes a Participating Member State shall be inconsistent with any convention or practice in the applicable interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State, provided that if any Foreign Currency Credit in the Foreign Currency of such state, outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current interest period (if any) for such Foreign Currency Credit.

            (g) Rounding. Without prejudice and in addition to any method of conversion or rounding prescribed by the EMU Legislation, each reference in this Agreement to a minimum amount (or a multiple thereof) in a National Currency Unit to be paid to or by the Foreign Currency Lender or the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or a multiple thereof) in the Euro Unit as the Foreign Currency Lender or the Administrative Agent, as the case may be, may from time to time specify.

            (h) Other Consequential Changes. Without prejudice to the respective liabilities of the Subsidiary Borrowers to the Foreign Currency Lender and of the Foreign Currency Lender to the Subsidiary Borrowers under or pursuant to this Agreement, except as expressly provided in this Section (but subject, in any event, to Sections 10.02(b) and 10.02(c)), each provision of this Agreement shall be subject to such reasonable changes of construction as the Foreign Currency Lender or the Administrative Agent, as the case may be, may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the Euro in Participating Member States.


                                Credit Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          CHART INDUSTRIES, INC.

                                          By /s/ Don A. Baines
                                             ---------------------------
                                            Name: Don A. Baines
                                            Title: Treasurer and Chief
                                                   Financial Officer


                                    SUBSIDIARY BORROWERS

                                          CHART MARSTON LIMITED

                                          By /s/ Don A. Baines
                                             ----------------------------
                                            Name: Don A. Baines
                                            Title: Director


                                Credit Agreement

                                    SUBSIDIARY GUARANTORS

                                          ALTEC, INC.

                                          By /s/ Don A. Baines
                                             ----------------------------
                                            Name: Don A. Baines
                                            Title: Assistant Secretary


                                          ALTEC INTERNATIONAL LIMITED
                                          PARTNERSHIP

                                          By: CHART MANAGEMENT COMPANY, INC.,
                                              as its sole general partner

                                          By /s/ Don A. Baines
                                             ----------------------------
                                            Name: Don A. Baines
                                            Title: Chief Financial Officer,
                                                   Treasurer and Secretary


                                          CHART INDUSTRIES FOREIGN SALES
                                          CORPORATION

                                          By /s/ Don A. Baines
                                             ----------------------------
                                            Name: Don A. Baines
                                            Title: Secretary and Treasurer


                                          CHART INTERNATIONAL INC.

                                          By /s/ Don A. Baines
                                             ----------------------------
                                            Name: Don A. Baines
                                            Title: Treasurer and Chief
                                                   Financial Officer


                                Credit Agreement

                                          CHART MANAGEMENT COMPANY, INC.

                                          By /s/ Don A. Baines
                                             ----------------------------
                                            Name: Don A. Baines
                                            Title: Secretary and Treasurer


                                          CRYENCO, INC.

                                          By /s/ Don A. Baines
                                             -----------------------------
                                            Name: Don A. Baines
                                            Title: Secretary, Treasurer and
                                                   Chief Financial Officer


                                          CRYENCO SCIENCES, INC.

                                          By /s/ Don A. Baines
                                             -----------------------------
                                            Name: Don A. Baines
                                            Title: Secretary, Treasurer and
                                                   Chief Financial Officer


                                          GREENVILLE TUBE CORPORATION

                                          By /s/ Don A. Baines
                                             -----------------------------
                                            Name: Don A. Baines
                                            Title: Assistant Secretary


                                          PROCESS SYSTEMS INTERNATIONAL, INC.

                                          By /s/ Don A. Baines
                                             ------------------------------
                                            Name: Don A. Baines
                                            Title: Assistant Clerk, Treasurer


                                Credit Agreement

                                          NCI SALES AND LEASING, INC.

                                          By /s/ Don A. Baines
                                             --------------------------------
                                            Name: Don A. Baines
                                            Title: Secretary and Treasurer


                                          NORTHCOAST ACQUISITION CORP.

                                          By /s/ Don A. Baines
                                             --------------------------------
                                            Name: Don A. Baines
                                            Title: Vice President, Secretary
                                                   and Treasurer


                                          NORTHCOAST OF AMERICA CRYOGENIC INC.

                                          By /s/ Don A. Baines
                                             --------------------------------
                                            Name: Don A. Baines
                                            Title: Secretary and Treasurer


                                          MVE HOLDINGS, INC.

                                          By /s/ Don A. Baines
                                             ---------------------------------
                                            Name: Don A. Baines
                                            Title: Assistant Secretary


                                Credit Agreement

                                          LENDERS

                                          THE CHASE MANHATTAN BANK,
                                            individually and as Administrative
                                            Agent

                                          By /s/ William D. Rindfuss
                                             -------------------------------
                                            Name: William D. Rindfuss
                                            Title: Vice President


                                          NATIONAL CITY BANK

                                          By /s/ Anthony J. Dimare
                                             -------------------------------
                                            Name: Anthony J. Dimare
                                            Title: Senior Vice President


                                          NBD BANK

                                          By /s/ Patrick F. Dunphy
                                             -------------------------------
                                            Name: Patrick F. Dunphy
                                            Title: Vice President


                                          VAN KAMPEN PRIME RATE INCOME TRUST

                                          By /s/ Jeffrey W. Maillet
                                             -------------------------------
                                            Name: Jeffrey W. Maillet
                                            Title: Senior Vice President and
                                                   Director


                                Credit Agreement

                                          SENIOR DEBT PORTFOLIO

                                          By: Boston Management and Research,
                                              as Investment Advisor

                                          By_________________________
                                            Name:
                                            Title:


                                          U.S. BANK NATIONAL ASSOCIATION

                                          By /s/ Megan G. Mourning
                                             --------------------------------
                                            Name: Megan G. Mourning
                                            Title: Vice President


                                          UNION BANK OF CALIFORNIA, N.A.

                                          By /s/ J. Scott Jessup
                                             --------------------------------
                                            Name: J. Scott Jessup
                                            Title: Vice President


                                          FLEET NATIONAL BANK

                                          By /s/ Thomas J. Mahoney
                                             --------------------------------
                                            Name: Thomas J. Mahoney
                                            Title: Vice President


                                Credit Agreement

                                          GENERAL ELECTRIC CAPITAL CORPORATION

                                          By /s/ William E. Magee
                                             ---------------------------------
                                            Name: William E. Magee
                                            Title: Duly Authorized Signatory


                                          HARRIS TRUST AND SAVINGS BANK

                                          By /s/ Kwang S. Son
                                             ---------------------------------
                                            Name: Kwang S. Son
                                            Title: Assistant Vice President


                                          THE HUNTINGTON NATIONAL BANK

                                          By /s/ Robert G. Zellar
                                             ---------------------------------
                                            Name: Robert G. Zellar
                                            Title: Senior Vice President


                                          NATIONSBANK, N.A.

                                          By /s/ Lisa S. Donoghue
                                             ---------------------------------
                                            Name: Lisa S. Donoghue
                                            Title: Sr. Vice President


                                Credit Agreement

                                          STATE STREET BANK AND TRUST COMPANY

                                          By /s/ Christopher DelSignore
                                             ----------------------------------
                                            Name: Christopher DelSignore
                                            Title: Vice President


                                          BANK AUSTRIA CREDITANSTALT CORPORATE
                                          FINANCE, INC.

                                          By /s/ Douglas B. Warren
                                             ----------------------------------
                                            Name: Douglas B. Warren
                                            Title: Vice President


                                          FIRST MERIT BANK N.A.

                                          By /s/ John F. Newmann
                                             ----------------------------------
                                            Name: John F. Newmann
                                            Title: Vice President


                                          KEYBANK NATIONAL ASSOCIATION

                                          By /s/ Brendan A. Lawlor
                                             ----------------------------------
                                            Name: Brendan A. Lawlor
                                            Title: Assistant Vice President



                                Credit Agreement

                                          KZH RIVERSIDE LLC

                                          By /s/ Virginia Conway
                                             ----------------------------------
                                            Name: Virginia Conway
                                            Title: Authorized Agent


                                          KZH STERLING LLC

                                          By /s/ Virginia Conway
                                             ----------------------------------
                                            Name: Virginia Conway
                                            Title: Authorized Agent


                                          KZH CYPRESSTREE - 1 LLC

                                          By /s/ Virginia Conway
                                             ----------------------------------
                                            Name: Virginia Conway
                                            Title: Authorized Agent


                                Credit Agreement

                                                                      SCHEDULE I

                                   Commitments

-------------------------------------------------------------------------------------------------------------------
              LENDER                       A Term Loan         B Term Loan       Revolving Loan    Total Commitment
-------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank                 $ 15,000,000.00     $ 23,000,000.00     $ 6,000,000.00     $ 44,000,000.00
-------------------------------------------------------------------------------------------------------------------
National City Bank                       $ 17,142,857.14                         $ 6,857,142.86     $ 24,000,000.00
-------------------------------------------------------------------------------------------------------------------
NBD Bank                                 $ 10,714,285.72     $  5,000,000.00     $ 4,285,714.28     $ 20,000,000.00
-------------------------------------------------------------------------------------------------------------------
Van Kampen Prime Rate Income Trust                           $ 30,000,000.00                        $ 30,000,000.00
-------------------------------------------------------------------------------------------------------------------
U.S. Bank National Association           $ 10,714,285.72     $  5,000,000.00     $ 4,285,714.28     $ 20,000,000.00
-------------------------------------------------------------------------------------------------------------------
Union Bank of California, N.A            $  7,142,857.14     $  7,000,000.00     $ 2,857,142.86     $ 17,000,000.00
-------------------------------------------------------------------------------------------------------------------
Fleet National Bank                      $  7,142,857.14     $  5,000,000.00     $ 2,857,142.86     $ 15,000,000.00
-------------------------------------------------------------------------------------------------------------------
General Electric Capital Corporation                         $ 15,000,000.00                        $ 15,000,000.00
-------------------------------------------------------------------------------------------------------------------
Harris Trust and Savings Bank            $ 10,714,285.72                         $ 4,285,714.28     $ 15,000,000.00
-------------------------------------------------------------------------------------------------------------------
The Huntington National Bank             $  7,142,857.14     $  5,000,000.00     $ 2,857,142.86     $ 15,000,000.00
-------------------------------------------------------------------------------------------------------------------
NationsBank, N.A                         $ 10,714,285.72                         $ 4,285,714.28     $ 15,000,000.00
-------------------------------------------------------------------------------------------------------------------
State Street Bank and Trust Company      $  7,142,857.14     $  5,000,000.00     $ 2,857,142.86     $ 15,000,000.00
-------------------------------------------------------------------------------------------------------------------
Bank Austria Creditanstalt
Corporate Finance, Inc.                  $  7,142,857.14                         $ 2,857,142.86     $ 10,000,000.00
-------------------------------------------------------------------------------------------------------------------
First Merit Bank N.A                     $  7,142,857.14                         $ 2,857,142.86     $ 10,000,000.00
-------------------------------------------------------------------------------------------------------------------
KeyBank National Association             $  7,142,857.14                         $ 2,857,142.86     $ 10,000,000.00
-------------------------------------------------------------------------------------------------------------------
KZH Riverside LLC                                            $ 10,000,000.00                        $ 10,000,000.00
-------------------------------------------------------------------------------------------------------------------
KZH Sterling LLC                                             $ 10,000,000.00                        $ 10,000,000.00
-------------------------------------------------------------------------------------------------------------------
KZH Cypress Tree - 1 LLC                                     $  5,000,000.00                        $  5,000,000.00
-------------------------------------------------------------------------------------------------------------------
TOTAL                                    $125,000,000.00     $125,000,000.00     $50,000,000.00     $300,000,000.00
-------------------------------------------------------------------------------------------------------------------

                                                                     SCHEDULE II

                            Debt Agreements and Liens

    [See Section 4.14, Section 5.01(m), Section 7.01(b) and Section 7.02(c)]

Part A - Material Agreements

Part B - Liens


                         Schedule II to Credit Agreement

                                                                    SCHEDULE III

                             Restrictive Agreements

                               [See Section 7.07]


                        Schedule III to Credit Agreement

                                                                     SCHEDULE IV

                                   Litigation

                               [See Section 4.06]


                         Schedule IV to Credit Agreement

                                                                      SCHEDULE V

                              Environmental Matters

                               [See Section 4.07]


                         Schedule V to Credit Agreement

                                                                     SCHEDULE VI

                          Subsidiaries and Investments

                               [See Section 4.16]

Part A - Subsidiaries

Part B - Investments


                         Schedule VI to Credit Agreement

                                                                    SCHEDULE VII

                                  Real Property

                               [See Section 4.17]


                        Schedule VII to Credit Agreement

                                                                   SCHEDULE VIII

                                  Labor Matters

                               [See Section 4.19]


                        Schedule VIII to Credit Agreement

                                                                     SCHEDULE IX

                           Existing Letters of Credit


                         Schedule IX to Credit Agreement

                                                                       EXHIBIT A

                       [Form of Assignment and Acceptance]

                            ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Credit Agreement dated as of April 12, 1999 (as amended and in effect on the date hereof, the "Credit Agreement"), between Chart Industries, Inc., the Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent for the Lenders and National City Bank, as Documentation Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

            The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including the interests set forth below in the Commitment of the Assignor on the Assignment Date and Syndicated Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, and the amount, if any, set forth below of the fees accrued to the Assignment Date for account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.04(b) of the Credit Agreement.

            This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.


                            Assignment and Acceptance

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

                                                            Percentage Assigned
                                                            of Facility/
                                                            Commitment (set
                                                            forth, to at least 8
                                                            decimals, as a
                                                            percentage of the
                                                            Facility and the
                                                            aggregate
                                                            Commitments
                                         Principal Amount   of all Lenders
Facility                                 Assigned           thereunder)
--------                                 --------           -----------

Commitment Assigned:                     $                  %

         Revolving Credit Commitment
         Term Loan A Commitment
         Term Loan B Commitment

Syndicated Loans:

         Revolving Credit Loans
         Term Loan A
         Term Loan B

Fees Assigned (if any):


                            Assignment and Acceptance

The terms set forth above are hereby agreed to:

                                          [NAME OF ASSIGNOR], as Assignor

                                          By:_________________________
                                             Name:
                                             Title:


                                          [NAME OF ASSIGNEE], as Assignee

                                          By:_________________________
                                             Name:
                                             Title:

The undersigned hereby consent to the within assignment:(1)

CHART INDUSTRIES, INC.

By:_________________________
   Name:
   Title:


THE CHASE MANHATTAN BANK,
  as Administrative Agent,
  as Swingline Lender
  and as Issuing Lender

By:_________________________
   Name:
   Title:

--------
1 Consents to be included to the extent required by Section 10.04(b) of the Credit Agreement.


                            Assignment and Acceptance

NBD BANK, as Foreign Currency Lender


By:_________________________
   Name:
   Title:


                            Assignment and Acceptance

                                                                       EXHIBIT B

                               SECURITY AGREEMENT

            SECURITY AGREEMENT dated as of April 12, 1999, between CHART INDUSTRIES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); and THE CHASE MANHATTAN BANK, as administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

            The Borrower, the Subsidiary Borrowers, the Subsidiary Guarantors, the Lenders party thereto, the Administrative Agent and National City Bank, as Documentation Agent are parties to a Credit Agreement dated as of April 12, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by the Lenders to the Borrower and/or the Subsidiary Borrowers in an aggregate principal or face amount not exceeding $300,000,000. In addition, the Borrower may from time to time be obligated to various of said lenders (or their affiliates) in respect of one or more Hedging Agreements under and as defined in the Credit Agreement.

            To induce said lenders to enter into the Credit Agreement and to extend credit thereunder and to extend credit under Hedging Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

            Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

            "Accounts" has the meaning assigned to such term in Section 3(e).

            "Collateral" has the meaning assigned to such term in Section 3.

            "Collateral Account" has the meaning assigned to such term in
      Section 4.01.


                               Security Agreement

            "Copyright Collateral" means all Copyrights, whether now owned or hereafter acquired by any Obligor, including each Copyright identified in Annex 2.

            "Copyrights" means all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

            "Documents" has the meaning assigned to such term in Section 3(k).

            "Equipment" has the meaning assigned to such term in Section 3(i).

            "Instruments" has the meaning assigned to such term in Section 3(f).

            "Intellectual Property" means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 5; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data;
      (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Obligor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by any Obligor in respect of any of the items listed above.

            "Inventory" has the meaning assigned to such term in Section 3(g).

            "Issuers" means, collectively, the respective corporations identified on Annex 1 under the caption "Issuer", and each other Subsidiary of the Borrower formed or acquired after the date hereof and required by Section 6.10(a) of the Credit Agreement to be added as an "Issuer" under this Agreement (but excluding any Foreign Subsidiary to the extent covered by a separate Foreign Subsidiary Pledge Agreement).


                               Security Agreement

            "Motor Vehicles" means motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

            "Other Issuer" means an Issuer organized other than as a corporation.

            "Patent Collateral" means all Patents, whether now owned or hereafter acquired by any Obligor, including each Patent identified in Annex 3.

            "Patents" means all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

            "Pledged Interests" has the meaning assigned to such term in Section 3(d).

            "Pledged Stock" has the meaning assigned to such term in Section
      3(a).

            "Secured Obligations" means, collectively, (a) in the case of the Borrower, the principal and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under the Credit Documents (including, without limitation, all LC Disbursements and interest thereon and all obligations of the Borrower to the Lenders or any of their affiliates in respect of Hedging Agreements), (b) in the case of the Subsidiary Guarantors, all obligations of the Subsidiary Guarantors under the Credit Agreement and the other Credit Documents (including, without limitation, in respect of their respective Guarantee under Article III of the Credit Agreement), (c) in the case of the Subsidiary Borrowers, the principal of and interest on the Foreign Currency Credits made by the Foreign Currency Lender to the Subsidiary Borrowers and all other amounts from time to time owing to the Foreign Currency Lender or the Administrative Agent by the Subsidiary Borrowers under the Credit Documents, (d) all obligations of Chart Marston Limited ("Chart Marston") to NBD Bank or any of its affiliates in respect of a line of credit provided to Chart Marston in Pounds Sterling not exceeding 5,000,000 and
      (e) all obligations of the Obligors to the Lenders and the Administrative Agent hereunder.

            "Stock Collateral" has the meaning assigned to such term in Section 3(c) and shall include the proceeds of and to the Stock Collateral and, to the extent related thereto or such proceeds, all books, correspondence, credit files, records, invoices and other papers.


                               Security Agreement

            "Trademark Collateral" means all Trademarks, whether now owned or hereafter acquired by any Obligor, including each Trademark identified in Annex 4. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

            "Trademarks" means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

            "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

            Section 2. Representations and Warranties. Each Obligor represents and warrants to the Lenders and the Administrative Agent that:

            (a) Ownership and Liens. Such Obligor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 and no Lien exists or will exist upon such Collateral at any time, except for liens permitted under Section 7.02 of the Credit Agreement and except for the pledge and security interest in favor of the Administrative Agent for the benefit of the Lenders created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral.

            (b) Pledged Stock. The Pledged Stock evidenced by the certificates identified opposite the name of such Obligor in Part A of Annex 1 (to the extent such Pledged Stock is certificated) is, and all other Pledged Stock in which such Obligor shall hereafter grant a security interest pursuant to Section 3 will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement). Except as otherwise disclosed in Part A of Annex 1, the Pledged Stock evidenced by the certificates identified opposite the name of such Obligor in Part A of Annex 1 constitutes all of the issued and


                               Security Agreement
      outstanding shares of capital stock of any class of the Issuers beneficially owned by such Obligor on the date hereof (whether or not registered in the name of such Obligor) and Part A of Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares constituting such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

            (c) Pledged Interests. The Pledged Interests (if any) identified opposite the name of such Obligor in Part B of Annex 1 are, and all other Pledged Interests in which such Obligor shall hereafter grant a security interest pursuant to Section 3, will (to the extent applicable) be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Interests is or will be subject to any contractual restriction, upon the transfer of such Pledged Interests (except for any such restriction contained herein or as permitted under the Credit Agreement) and the Pledged Interests constitute all of the ownership interests in the Other Issuers held by such Obligor (whether or not registered in the name of such Obligor), and such Obligor is the registered owner of all such ownership interests.

            (d) Copyrights, Patents and Trademarks. Annexes 2, 3 and 4, respectively, set forth under the name of such Obligor a complete and correct list of all Copyrights, Patents and Trademarks owned by such Obligor on the date hereof; except pursuant to licenses and other user agreements entered into by such Obligor in the ordinary course of business that are listed in Annex 5, such Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in Annexes 2, 3 and 4, and all registrations listed in Annexes 2, 3 and 4 are valid and in full force and effect; except as may be set forth in Annex 5, such Obligor owns and possesses the right to use all Copyrights, Patents and Trademarks.

            (e) Licenses. Annex 5 sets forth a complete and correct list of all licenses and other user agreements included in the Intellectual Property on the date hereof.

            (f) No Violations in Respect of Copyrights, Patents and Trademarks. To such Obligor's knowledge, (i) except as set forth in Annex 5, there is no violation by others of any right of such Obligor with respect to any Copyright, Patent or Trademark listed in Annexes 2, 3 and 4, respectively, under the name of such Obligor and (ii) such Obligor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against such Obligor or, to such Obligor's knowledge, threatened, and no claim against such Obligor has been received by such Obligor, alleging any such violation, except as may be set forth in Annex 5.


                               Security Agreement

            (g) Trademark Collateral. Except as disclosed in Annex 4, such Obligor does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

            (h) Fair Labor Standards Act. Any goods now or hereafter produced by such Obligor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

            Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Obligor hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders as hereinafter provided, a security interest in all of such Obligor's right, title and interest in the following property, whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

            (a) the shares of common stock of the Issuers represented by the certificates identified in Annex 1 under the name of such Obligor and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by such Obligor, in each case together with the certificates evidencing the same, provided that if any Issuer hereunder shall be a Foreign Subsidiary the shares of capital stock of such Foreign Subsidiary that constitute Collateral shall be limited to (i) 65% of the voting capital stock of such Foreign Subsidiary having ordinary voting power for the election of the board of directors (or similar body) of such Foreign Subsidiary and (ii) 100% of all other capital stock of such Foreign Subsidiary (collectively, the "Pledged Stock");

            (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

            (c) without affecting the obligations of such Obligor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is such Obligor itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities,


                               Security Agreement
      properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "Stock Collateral");

            (d) all limited liability company, partnership or other ownership interests of such Obligor in any Other Issuer, including, without limitation, the respective ownership interests of the Other Issuers identified in Part B of Annex 1 opposite the name of such Obligor, all certificates (if any) representing or evidencing such ownership interests, all right, title and interest in, to and under the limited liability company, partnership or other ownership agreements (the "Other Agreements") of any Other Issuers (including, without limitation, all of the right, title and interest as a member or partner to participate in the operation or management of any Other Issuer and all of its ownership interests under the Other Agreements), and all present and future rights of such Obligor to (i) receive payment of money, any other property or assets in connection with its ownership interests and its rights under the Other Agreements, (ii) any claim which such Obligor now has or may in the future acquire against any Other Issuer and its property or arising out of or for breach of or default under any operating, partnership or other ownership agreement or otherwise relating to the property of any Other Issuer and (iii) terminate, amend, supplement, modify or waive performance under any operating, partnership or other ownership agreement, to perform thereunder and to compel performance and to otherwise exercise all remedies thereunder, in each case together with any certificates evidencing the same (all of such interests being pledged pursuant to this clause (d) herein collectively called the "Pledged Interests");

            (e) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Obligor constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to such Obligor in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to such Obligor under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by such Obligor and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");

            (f) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");

            (g) all inventory (as defined in the Uniform Commercial Code) of such Obligor, all goods obtained by such Obligor in exchange for such inventory, and any products


                               Security Agreement
      made or processed from such inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "Inventory");

            (h) all Intellectual Property and all other accounts or general intangibles of such Obligor not constituting Intellectual Property or Accounts;

            (i) all equipment (as defined in the Uniform Commercial Code) of such Obligor, including all Motor Vehicles (herein collectively called "Equipment");

            (j) each contract and other agreement of such Obligor relating to the sale or other disposition of Inventory or Equipment;

            (k) all documents of title (as defined in the Uniform Commercial
      Code) or other receipts of such Obligor covering, evidencing or representing Inventory or Equipment (herein collectively called "Documents");

            (l) all rights, claims and benefits of such Obligor against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by such Obligor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

            (m) the balance from time to time in the Collateral Account;

            (n) the Bond Tender Offer Collateral Account; and

            (o) all other tangible and intangible personal property and fixtures of such Obligor, including, without limitation, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Obligor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by any Obligor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor;

provided, however, that the Collateral shall not include any rights, title or interest arising under, and any property acquired under, any agreement that validly prohibits the creation by any Obligor of a secured interest in such agreement or property.


                               Security Agreement

            Section 4. Cash Proceeds of Collateral; Collateral Accounts.

            4.01 Collateral Account. The Administrative Agent will cause to be established at a banking institution to be selected by the Administrative Agent a cash collateral account (the "Collateral Account"), which may be a "securities account" (as defined in Section 8-501 of the Uniform Commercial Code), in the name and under the sole dominion and control of the Administrative Agent (and, in the case of a securities account, in respect of which the Administrative Agent is the "entitlement holder" (as defined in Section 8-102(a)(7) of the Uniform Commercial Code)), into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Administrative Agent pursuant hereto and into which the Obligors may from time to time deposit any additional amounts that any of them wishes to pledge to the Administrative Agent for the benefit of the Lenders as additional collateral security hereunder or that, as provided in the Credit Agreement, they are required to pledge as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Administrative Agent shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the respective Obligor as such Obligor through the Borrower shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Lenders as specified in Section 10.02(c) of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09.

            4.02 Concentration Account; Proceeds of Accounts.

            (a) The Obligors agree to establish and maintain a single deposit account (the "Concentration Account") with a Lender selected by the Borrower with the approval of the Administrative Agent (such approval not to be unreasonably withheld) into which (subject to paragraph (b) of this Section 4.02) the Obligors shall cause all account debtors and other Persons obligated in respect of the Accounts to make all payments, either directly or indirectly, in respect of the Accounts. The Concentration Account as of the date hereof is identified on Annex 7. The Borrower shall promptly notify the Administrative Agent of any change in the location or account number of, or matters relating to, the Concentration Account; provided that (i) the Concentration Account shall not be held at any time at a depository institution other than a Lender which is approved by the Administrative Agent (such approval not to be unreasonably withheld) and (ii) upon the occurrence or during the continuation of an Event of Default no such changes may be made without the prior written approval of the Administrative Agent.


                               Security Agreement

            (b) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may (i) by written notice to the Borrower require each Obligor to instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments, in respect of the Accounts, instead of making such payments to the Concentration Account as provided in paragraph (a) of this Section 4.02, either (x) directly to the Administrative Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) or (y) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) under arrangements, in form and substance satisfactory to the Administrative Agent, pursuant to which such Obligor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Administrative Agent for deposit into the Collateral Account and/or (ii) instruct the Lender which is the depositary institution in respect of the Concentration Account to remit the entire balance then held in the Concentration Account directly to the Administrative Agent for deposit into the Collateral Account (and to this end the Obligors hereby irrevocably instruct whichever Lender shall hold the Concentration Account at such time upon receipt of such instructions to pay such balance to the Administrative Agent). All payments made to the Administrative Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing (but subject to paragraph (a) of this Section 4.02), each Obligor agrees that if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, such Obligor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Obligor for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of such Obligor.

            4.03 Bond Tender Offer Collateral Account. The Administrative Agent will cause to be established at a banking institution to be selected by the Administrative Agent a cash collateral account (the "Bond Tender Offer Collateral Account"), which may be a "securities account" (as defined in Section 8-501 of the Uniform Commercial Code), in the name and under the sole dominion and control of the Administrative Agent (and, in the case of a securities account, in respect of which the Administrative Agent is the "entitlement holder" (as defined in Section 8-102(a)(7) of the Uniform Commercial Code)), into which there shall be deposited as of the Effective Date the proceeds of the Term Loans in an aggregate amount at least equal to the sum of $125,000,000 minus the aggregate amount of the Term Loans (if any) that is applied by the Borrower as of the Effective Date to consummate the Bond Tender Offer, subject to Section 5.03 of the Credit Agreement; provided that if such sum is equal to or less than $15,000,000, such proceeds may be returned to the Borrower. The balance in the Bond Tender Offer Collateral Account shall be subject to withdrawal by the Borrower only (i) to consummate the Bond Tender Offer and only upon satisfaction of each of the conditions specified in Section 5.03


                               Security Agreement
of the Credit Agreement (unless any such condition shall have been waived in accordance with Section 10.02 thereof) or (ii) to prepay the Term Loans in accordance with Section 2.10(b)(vi) thereof; provided that if upon the consummation of the Bond Tender Offer such balance shall be equal to or less than $15,000,000, such amount shall be paid directly to the Borrower upon its instructions.

            4.04 Investment of Balance in Collateral Accounts. The cash balance standing to the credit of the Collateral Account and the Bond Tender Offer Collateral Account shall be invested from time to time in such Permitted Investments as the respective Obligor through the Borrower (or, after the occurrence and during the continuance of a Default, the Administrative Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Administrative Agent (and, if the Collateral Account or the Bond Offer Collateral Account, as the case may be, is a securities account, credited to such account), provided that at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall, but only, if instructed by the Lenders as specified in Article VIII of the Credit Agreement) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 (except that the funds held to the credit of the Bond Tender Offer Collateral Account shall be applied first ratably to the payment of the Term Loans before application to any other Secured Obligations).

            4.05 Cover for LC Exposure. Amounts deposited into the Collateral Account as cover for LC Exposure under the Credit Agreement pursuant to Section 2.05(k) thereof shall be held by the Administrative Agent in a separate sub-account (designated "LC Exposure Sub-Account") and all amounts held in such sub-account shall constitute collateral security first for the LC Exposure outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

            Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Obligors hereby jointly and severally agree with each Lender and the Administrative Agent as follows:

            5.01 Delivery and Other Perfection. Each Obligor shall:

            (a) if any of the shares, securities, moneys or property required to be pledged by such Obligor under clauses (a), (b) and (c) of Section 3 are received by such Obligor, forthwith either (x) transfer and deliver to the Administrative Agent such shares or securities so received by such Obligor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly


                               Security Agreement
      executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem reasonably necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

            (b) deliver and pledge to the Administrative Agent any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may reasonably request; provided that so long as no Default shall have occurred and be continuing, such Obligor may retain for collection in the ordinary course any Instruments received by such Obligor in the ordinary course of business and the Administrative Agent shall, promptly upon request of such Obligor through the Borrower, make appropriate arrangements for making any Instrument pledged by such Obligor available to such Obligor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Administrative Agent, against trust receipt or like document);

            (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be reasonably necessary or desirable (in the judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Obligor copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Obligor hereunder), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause
      (i) below;

            (d) without limiting the obligations of such Obligor under Section 5.04(c), upon the acquisition after the date hereof by such Obligor of any Equipment covered by a certificate of title or ownership, cause the Administrative Agent to be listed as the lienholder on such certificate of title and within 120 days of the acquisition thereof deliver evidence of the same to the Administrative Agent;

            (e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement;


                               Security Agreement

            (f) furnish to the Administrative Agent from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than annually) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral as the Administrative Agent may reasonably request, all in reasonable detail;

            (g) promptly upon reasonable request of the Administrative Agent, following receipt by the Administrative Agent of any statements, schedules or reports pursuant to clause (f) above, modify this Agreement by amending Annexes 2, 3 and/or 4, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement;

            (h) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at such Obligor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Administrative Agent may require; and

            (i) upon the occurrence and during the continuance of any Default, upon request of the Administrative Agent, promptly notify (and such Obligor hereby authorizes the Administrative Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Administrative Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Administrative Agent.

            5.02 Other Financing Statements and Liens. Except as otherwise permitted under Section 7.02 of the Credit Agreement, without the prior written consent of the Administrative Agent (granted with the authorization of the Lenders as specified in Section 10.02(c) of the Credit Agreement), no Obligor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party for the benefit of the Lenders.

            5.03 Preservation of Rights. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.


                               Security Agreement

            5.04 Special Provisions Relating to Certain Collateral.

            (a) Stock Collateral.

            (1) The Obligors will cause (A) the Stock Collateral to constitute at all times (i) except as provided in clause (ii) below, 100% of the total number of shares of each class of capital stock of each Issuer then outstanding and owned by the Obligors and (ii) in the case of any Foreign Subsidiary which is an Issuer hereunder, 65% of the total number of shares of voting capital stock of such Foreign Subsidiary having ordinary voting power for the election of the board of directors (or similar body) and 100% of each class of all other capital stock of such Foreign Subsidiary and (B) the Pledged Interests to constitute 100% of the aggregate ownership interests of each Other Issuer then outstanding and owned by the Obligors.

            (2) So long as no Event of Default shall have occurred and be continuing, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement or any other instrument or agreement referred to herein, provided that the Obligors jointly and severally agree that they will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(a)(2).

            (3) Unless and until an Event of Default has occurred and is continuing, the Obligors shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

            (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Stock Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Obligors jointly and severally agree to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured or waived, any such dividend or distribution theretofore paid to the


                               Security Agreement

Administrative Agent shall, upon request of the Obligors (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Obligors.

            (b) Intellectual Property.

            (1) For the purpose of enabling the Administrative Agent to exercise rights and remedies under Section 5.05 at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Obligor hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Obligor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

            (2) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 7.03 of the Credit Agreement that limit the rights of the Obligors to dispose of their property, so long as no Event of Default shall have occurred and be continuing, the Obligors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligors. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Administrative Agent shall from time to time, upon the request of the respective Obligor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Obligor through the Borrower shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of the Commitments and LC Exposure or earlier expiration of this Agreement or release of the Collateral, the Administrative Agent shall grant back to the Obligors the license granted pursuant to clause (1) immediately above. The exercise of rights and remedies under Section 5.05 by the Administrative Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligors in accordance with the first sentence of this clause (2).

            (c) Motor Vehicles. At any time after the occurrence and during the continuance of an Event of Default, each Obligor shall, upon the request of the Administrative Agent, deliver to the Administrative Agent originals of the certificates of title or ownership for the Motor Vehicles owned by it with the Administrative Agent listed as lienholder and take such other action as the Administrative Agent shall deem appropriate to perfect the security interest created hereunder in all such Motor Vehicles.


                               Security Agreement

            5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

            (a) each Obligor shall, at the request of the Administrative Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Administrative Agent and such Obligor, designated in its request;

            (b) the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

            (c) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

            (d) the Administrative Agent in its discretion may, in its name or in the name of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

            (e) the Administrative Agent may, upon ten Business Days' prior written notice to the Obligors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or


                               Security Agreement
      equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Obligors shall supply to the Administrative Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Administrative Agent in Section 5.04(b), shall be applied in accordance with
Section 5.09.

            The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

            5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency to the extent the Obligors are obligated under this Agreement.

            5.07 Removals, Etc. Without at least 20 days' prior written notice to the Administrative Agent, no Obligor shall (i) maintain any of its books and records with respect to the Collateral at any office, or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at the address indicated beneath the signature of the Borrower to the Credit Agreement or at one of the locations identified in Annex 6 under its name or in transit from one of such locations to another or
(ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.


                               Security Agreement

            5.08 Private Sale. The Administrative Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

            5.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 or this Section 5, shall be applied by the Administrative Agent:

            First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

            Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

            Finally, to the payment to the respective Obligor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "LC Exposure Sub-Account" of the Collateral Account pursuant to Section 4.05 shall be applied first to the LC Exposure outstanding from time to time and second to the other Secured Obligations in the manner provided above in this
Section 5.09.

            As used in this Section 5, "proceeds" of Collateral means cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Obligors or any issuer of or obligor on any of the Collateral.

            5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the


                               Security Agreement

Administrative Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

            5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Obligor shall (i) file such financing statements and other documents in such offices as the Administrative Agent may reasonably request to perfect the security interests granted by Section 3 of this Agreement, (ii) cause the Administrative Agent to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by such Obligor and (iii) deliver to the Administrative Agent all certificates identified in Annex 1, accompanied by undated stock powers duly executed in blank.

            5.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all LC Exposure shall have expired or been terminated, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Obligor and to be released and canceled all licenses and rights referred to in Section 5.04(b). The Administrative Agent shall also execute and deliver to the respective Obligor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the respective Obligor to effect the termination and release of the Liens on the Collateral.

            5.13 Further Assurances. Each Obligor agrees that, from time to time upon the written request of the Administrative Agent, such Obligor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement.

            5.14 Release of Motor Vehicles. So long as no Default shall have occurred and be continuing, upon the request of any Obligor, the Administrative Agent shall execute and deliver to such Obligor such instruments as such Obligor shall reasonably request to remove the notation of the Administrative Agent as lienholder on any certificate of title for any Motor Vehicle; provided that any such instruments shall be delivered, and the release effective only upon receipt by the Administrative Agent of a certificate from such Obligor stating that the


                               Security Agreement

Motor Vehicle the lien on which is to be released is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss).

            Section 6. Miscellaneous.

            6.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 10.01 of the Credit Agreement and shall be deemed to have been given at the times specified in said
Section 10.01.

            6.02 No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

            6.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Administrative Agent (with the consent of the Lenders as specified in Section 10.02(c) of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Secured Obligations and each Obligor.

            6.04 Expenses. The Obligors jointly and severally agree to reimburse each of the Lenders and the Administrative Agent for all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.


                               Security Agreement

            6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Obligor, the Administrative Agent, the Lenders and each holder of any of the Secured Obligations (provided, however, that no Obligor shall assign or transfer its rights hereunder without the prior written consent of the Administrative Agent).

            6.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

            6.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

            6.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

            6.09 Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

            6.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

            6.11 Additional Obligors. As contemplated in Section 6.10 of the Credit Agreement, a new Subsidiary of the Borrower formed or acquired by the Borrower after the date hereof may become a "Subsidiary Guarantor" under the Credit Agreement and an "Obligor" under this Agreement, by executing and delivering to the Administrative Agent a Guarantee Assumption Agreement in the form of Exhibit D to the Credit Agreement. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become an "Obligor" for all purposes of this Agreement, and each of the Annexes hereto shall be supplemented in the manner specified in such Guarantee Assumption Agreement.


                               Security Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                                          CHART INDUSTRIES, INC.


                                          By ________________________
                                             Name:
                                             Title:


                               Security Agreement

                                    SUBSIDIARY GUARANTORS

                                          ALTEC, INC.

                                          By ________________________
                                             Name:
                                             Title:


                                          ALTEC INTERNATIONAL LIMITED
                                          PARTNERSHIP

                                          By: CHART MANAGEMENT COMPANY, INC.,
                                          its sole general partner

                                          By ________________________
                                             Name:
                                             Title:


                                          CHART INDUSTRIES FOREIGN SALES
                                          CORPORATION

                                          By ________________________
                                             Name:
                                             Title:


                                          CHART INTERNATIONAL, INC.

                                          By ________________________
                                             Name:
                                             Title:


                               Security Agreement

                                          CHART MANAGEMENT COMPANY, INC.

                                          By ________________________
                                             Name:
                                             Title:


                                          CRYENCO, INC.

                                          By ________________________
                                             Name:
                                             Title:


                                          CRYENCO SCIENCES, INC.

                                          By ________________________
                                             Name:
                                             Title:


                                          GREENVILLE TUBE CORPORATION

                                          By ________________________
                                             Name:
                                             Title:


                                          PROCESS SYSTEMS INTERNATIONAL, INC.

                                          By ________________________
                                             Name:
                                             Title:


                               Security Agreement

                                          NCI SALES AND LEASING, INC.

                                          By ________________________
                                             Name:
                                             Title:


                                          NORTHCOAST ACQUISITION CORP.

                                          By ________________________
                                             Name:
                                             Title:


                                          NORTHCOAST OF AMERICA CRYOGENIC INC.

                                          By ________________________
                                             Name:
                                             Title:


                                          MVE HOLDINGS, INC.

                                          By ________________________
                                             Name:
                                             Title:


                               Security Agreement

                                          THE CHASE MANHATTAN BANK,
                                           as Administrative Agent

                                          By ________________________
                                             Title:


                               Security Agreement

                                                                         ANNEX 1

                                  PLEDGED STOCK

                           [See Section 2(b) and (c).]

Part A

Part B


                          Annex 1 to Security Agreement

                                                                         ANNEX 2

                 LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
                    APPLICATIONS FOR COPYRIGHT REGISTRATIONS

                               [See Section 2(d).]

[Complete for each Obligor:]

[NAME OF OBLIGOR]

Title             Date Filed           Registration No.        Effective Date
-----             ----------           ----------------        --------------


                          Annex 2 to Security Agreement

                                                                         ANNEX 3

                     LIST OF PATENTS AND PATENT APPLICATIONS

                               [See Section 2(d).]

[Complete for each Obligor:]

[NAME OF OBLIGOR]

File        Patent            Country           Registration No.        Date
----        ------            -------           ----------------        ----


                          Annex 3 to Security Agreement

                                                                         ANNEX 4

                LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,
                  TRADEMARK AND SERVICE MARK REGISTRATIONS AND
            APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS

                               [See Section 2(d).]

                                 U.S. Trademarks

[Complete for each Obligor:]

[NAME OF OBLIGOR]

                                  Application (A)
                                  Registration (R)                 Registration
       Mark                      or Series No. (S)                or Filing Date
       ----                      -----------------                --------------


                          Annex 4 to Security Agreement

                               Foreign Trademarks

[Complete for each Obligor]

[NAME OF OBLIGOR]

                      Application (A)                            Registration or
       Mark          Registration (R)           Country          Filing Date (F)
       ----          ----------------           -------          ---------------


                          Annex 4 to Security Agreement

                                                                         ANNEX 5

                LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS

                        [See Section 2(d), (e) and (f).]

[Complete for each Obligor:]

[NAME OF OBLIGOR]


                          Annex 5 to Security Agreement

                                                                         ANNEX 6

                                LIST OF LOCATIONS

                               [See Section 5.07.]

[Complete for each Obligor:]

[NAME OF OBLIGOR]


                          Annex 6 to Security Agreement

                                                                         ANNEX 7

                              CONCENTRATION ACCOUNT

                               [See Section 4.02]


                          Annex 7 to Security Agreement

                                                                       EXHIBIT C

                               [Form of Mortgage]


                                Form of Mortgage

                                                                       EXHIBIT D

                    [Form of Guarantee Assumption Agreement]

                         GUARANTEE ASSUMPTION AGREEMENT

            GUARANTEE ASSUMPTION AGREEMENT dated as of ________ __, ____ by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a ________ corporation (the "Additional Subsidiary Guarantor"), in favor of The Chase Manhattan Bank, as administrative agent for the lenders or other financial institutions or entities party as "Lenders" to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

            Chart Industries, Inc., a Delaware corporation, the Subsidiary Borrowers referred to therein, the Subsidiary Guarantors referred to therein, the Lenders party thereto, the Administrative Agent and National City Bank, as Documentation Agent, are parties to a Credit Agreement dated as of April 12, 1999 (as modified and supplemented and in effect from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.

            Pursuant to Section 6.10(a) of the Credit Agreement, the Additional Subsidiary Guarantor hereby agrees to become a "Subsidiary Guarantor" for all purposes of the Credit Agreement, and an "Obligor" and an "Issuer" for all purposes of the Security Agreement (and hereby supplements Annexes 1 through 6 to said Security Agreement as specified in Appendix A). Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 3.01(b) of the Credit Agreement) in the same manner and to the same extent as is provided in
Article III of the Credit Agreement. In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 of the Credit Agreement, and in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Credit Documents included reference to this Agreement.

            The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 6.10(a) of the Credit Agreement to the Lenders and the Administrative Agent.


                         Guarantee Assumption Agreement

            IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

                                          [NAME OF ADDITIONAL SUBSIDIARY
                                          GUARANTOR]


                                          By ________________________
                                             Title:

Accepted and agreed:

THE CHASE MANHATTAN BANK,
 as Administrative Agent


By ________________________
   Title:


                         Guarantee Assumption Agreement

                                                                      Appendix A

                  SUPPLEMENTS TO ANNEXES TO SECURITY AGREEMENT

Supplement to Annex 1:

            [to be completed]

Supplement to Annex 2:

            [to be completed]

Supplement to Annex 3:

            [to be completed]

Supplement to Annex 4:

            [to be completed]

Supplement to Annex 5:

            [to be completed]

Supplement to Annex 6:

            [to be completed]


                  Appendix A to Guarantee Assumption Agreement